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                                                                    EXHIBIT 10.2

================================================================================
                                CREDIT AGREEMENT

                           dated as of June 10, 2002,

                  as amended and restated on September 24, 2002

                                  by and among

                              VERIDIAN CORPORATION,
                                  as Borrower,

                         the Lenders referred to herein,

                                       and

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                             as Administrative Agent

================================================================================






                           WACHOVIA SECURITIES, INC.,
                           acted as Sole Lead Arranger
                                and Book Manager









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                                TABLE OF CONTENTS


ARTICLE I  DEFINITIONS.........................................................1
SECTION 1.1  Definitions.......................................................1
SECTION 1.2  General..........................................................19
SECTION 1.3  Other Definitions and Provisions ................................19



ARTICLE II  REVOLVING CREDIT FACILITY.........................................20
SECTION 2.1  Revolving Credit Loans...........................................20
SECTION 2.2  Swingline Loans..................................................20
SECTION 2.3  Procedure for Advances of Revolving Credit and Swingline Loans...21
SECTION 2.4  Repayment of Revolving Credit and Swingline Loans...... .........22
SECTION 2.5  Notes............................................................23
SECTION 2.6  Permanent Reduction of the Revolving Credit Commitment ..........23
SECTION 2.7  Termination of Revolving Credit Facility.........................24



ARTICLE III LETTER OF CREDIT FACILITY.........................................24
SECTION 3.1  L/C Commitment...................................................24
SECTION 3.2  Procedure for Issuance of Letters of Credit......................25
SECTION 3.3  Commissions and Other Charges....................................25
SECTION 3.4  L/C Participations...............................................26
SECTION 3.5  Reimbursement Obligation of the Borrower.........................27
SECTION 3.6  Obligations Absolute.............................................27
SECTION 3.7  Effect of Application............................................28



ARTICLE IV TERM LOAN FACILITY.................................................28
SECTION 4.1  Initial Term Loans and Supplemental Term Loans...................28
SECTION 4.2  Procedure for Advance of Initial Term Loans and Supplemental
             Term Loans.......................................................28
SECTION 4.3  Repayment of Term Loans..........................................29
SECTION 4.4  Prepayments of Term Loans........................................30
SECTION 4.5  Term Notes.......................................................32
SECTION 4.6  Optional Increase In Term Loan Commitment........................32


ARTICLE V GENERAL LOAN PROVISIONS.............................................34
SECTION 5.1  Interest.........................................................34
SECTION 5.2  Notice and Manner of Conversion or Continuation of Loans.........37
SECTION 5.3  Fees.............................................................37
SECTION 5.4  Manner of Payment................................................38
SECTION 5.5  Crediting of Payments and Proceeds...............................39
SECTION 5.6  Adjustments......................................................39
SECTION 5.7  Nature of Obligations of Lenders Regarding Advances; Assumption
              by the Administrative Agent.....................................39
SECTION 5.8  Changed Circumstances............................................40
SECTION 5.9  Indemnity........................................................42

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SECTION 5.10 Capital Requirements.............................................42
SECTION 5.11 Taxes............................................................42
SECTION 5.12 Reimbursement Conditions; Replacement of Lenders.................44
SECTION 5.13 Security.........................................................44



ARTICLE VI CLOSING; CONDITIONS OF CLOSING AND BORROWING.......................45
SECTION 6.1   Closing.........................................................45
SECTION 6.2   Conditions to Closing and Initial Advances......................45
SECTION 6.3   Conditions to All Advances......................................48



ARTICLE VII REPRESENTATIONS AND WARRANTIES OF THE BORROWER....................49
SECTION 7.1   Representations and Warranties..................................49
SECTION 7.2   Survival of Representations and Warranties, Etc.................56



ARTICLE VIII FINANCIAL INFORMATION AND NOTICES................................56
SECTION 8.1   Financial Statements and Projections............................56
SECTION 8.2   Officer's Compliance Certificate................................57
SECTION 8.3   Accountants' Certificate........................................58
SECTION 8.4   Other Reports...................................................58
SECTION 8.5   Notice of Litigation and Other Matters..........................58
SECTION 8.6   Accuracy of Information.........................................59



ARTICLE IX AFFIRMATIVE COVENANTS..............................................59
SECTION 9.1   Preservation of Legal Existence and Related Matters.............59
SECTION 9.2   Maintenance of Property.........................................59
SECTION 9.3   Insurance.......................................................60
SECTION 9.4   Accounting Methods and Financial Records........................60
SECTION 9.5   Payment and Performance of Obligations..........................60
SECTION 9.6   Compliance With Laws and Approvals..............................60
SECTION 9.7   Environmental Laws..............................................60
SECTION 9.8   Compliance with ERISA...........................................61
SECTION 9.9   Compliance With Agreements......................................61
SECTION 9.10  Visits and Inspections..........................................61
SECTION 9.11  Additional Subsidiaries.........................................61
SECTION 9.12  Use of Proceeds.................................................62
SECTION 9.13  Intercompany Loans; Dividends by Pacific Sierra.................62
SECTION 9.14  Assignment of Federal Claims....................................62
SECTION 9.15  Maintenance of Debt Rating......................................62
SECTION 9.16  Further Assurances..............................................63



ARTICLE X  FINANCIAL COVENANTS................................................63
SECTION 10.1  Total Leverage Ratio............................................63
SECTION 10.2  Fixed Charge Coverage Ratio.....................................63
SECTION 10.3  Capital Expenditures............................................64
SECTION 10.4  Minimum Adjusted EBITDA.........................................64

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ARTICLE XI NEGATIVE COVENANTS.................................................65
SECTION 11.1  Limitations on Debt.............................................65
SECTION 11.2  Limitations on Liens............................................66
SECTION 11.3  Limitations on Loans, Advances, Investments and Acquisitions....67
SECTION 11.4  Limitations on Mergers and Liquidation..........................70
SECTION 11.5  Limitations on Sale of Assets...................................71
SECTION 11.6  Limitations on Dividends and Distributions......................71
SECTION 11.7  Limitations on Exchange and Issuance of Capital Stock...........72
SECTION 11.8  Transactions with Affiliates....................................72
SECTION 11.9  Certain Accounting Changes; Organizational Documents............72
SECTION 11.10 Amendments; Payments and Prepayments of Subordinated Debt.......72
SECTION 11.11 Restrictive Agreements..........................................73
SECTION 11.12 Nature of Business..............................................73
SECTION 11.13 Impairment of Security Interests................................73



ARTICLE XII DEFAULT AND REMEDIES..............................................73
SECTION 12.1  Events of Default...............................................73
SECTION 12.2  Remedies........................................................76
SECTION 12.3  Rights and Remedies Cumulative; Non-Waiver; etc.................77



ARTICLE XIII THE ADMINISTRATIVE AGENT.........................................78
SECTION 13.1  Appointment.....................................................78
SECTION 13.2  Delegation of Duties............................................78
SECTION 13.3  Exculpatory Provisions..........................................78
SECTION 13.4  Reliance by the Administrative Agent............................78
SECTION 13.5  Notice of Default...............................................79
SECTION 13.6  Non-Reliance on the Administrative Agent and Other Lenders......79
SECTION 13.7  Indemnification.................................................80
SECTION 13.8  The Administrative Agent in Its Individual Capacity.............80
SECTION 13.9  Resignation of the Administrative Agent; Successor
              Administrative Agent............................................80



ARTICLE XIV MISCELLANEOUS.....................................................81
SECTION 14.1  Notices.........................................................81
SECTION 14.2  Expenses; Indemnity.............................................82
SECTION 14.3  Set-off.........................................................83
SECTION 14.4  Governing Law...................................................83
SECTION 14.5  Jurisdiction and Venue..........................................83
SECTION 14.6  Binding Arbitration; Waiver of Jury Trial.......................84
SECTION 14.7  Reversal of Payments............................................85
SECTION 14.8  Injunctive Relief; Punitive Damages.............................85
SECTION 14.9  Accounting Matters..............................................85
SECTION 14.10 Successors and Assigns; Participations..........................86
SECTION 14.11 Amendments, Waivers and Consents................................90
SECTION 14.12 Performance of Duties...........................................90
SECTION 14.13 [Reserved]......................................................90
SECTION 14.14 All Powers Coupled with Interest................................91

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SECTION 14.15 Survival of Indemnities.........................................91
SECTION 14.16 Titles and Captions.............................................91
SECTION 14.17 Severability of Provisions......................................91
SECTION 14.18 Counterparts....................................................91
SECTION 14.19 Term of Agreement...............................................91
SECTION 14.20 Advice of Counsel...............................................91
SECTION 14.21 No Strict Construction..........................................91
SECTION 14.22 Inconsistencies with Other Documents; Independent Effect of Covenants....................................................92



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EXHIBITS

Exhibit A-1           -      Form of Revolving Credit Note
Exhibit A-2           -      Form of Swingline Note
Exhibit A-3           -      Form of Term Note
Exhibit B-1           -      Form of Notice of Revolving Loan Borrowing
Exhibit B-2           -      Form of Notice of Term Loan Borrowing
Exhibit C             -      Form of Notice of Account Designation
Exhibit D             -      Form of Notice of Prepayment
Exhibit E             -      Form of Notice of Conversion/Continuation
Exhibit F             -      Form of Officer's Compliance Certificate
Exhibit G             -      Form of Assignment and Acceptance
Exhibit H             -      Form of Guaranty Agreement
Exhibit I             -      Form of Collateral Agreement
Exhibit J             -      [Reserved]
Exhibit K             -      Form of Intercompany Subordination Agreement
Exhibit L             -      Form of Assignment of Government Contract
Exhibit M             -      Form of Asset Coverage Certificate

SCHEDULES

Schedule 7.1(a)       -      Jurisdictions of Organization and Qualification
Schedule 7.1(c)       -      Subsidiaries and Capitalization
Schedule 7.1(f)       -      Tax Matters
Schedule 7.1(h)       -      Environmental
Schedule 7.1(i)       -      Multiemployer Plans
Schedule 7.1(l)       -      Material Contracts
Schedule 7.1(m)       -      Labor and Collective Bargaining Agreements
Schedule 7.1(t)       -      Debt and Guaranty Obligations
Schedule 7.1(u)       -      Litigation
Schedule 7.1(y)       -      Bank Accounts
Schedule 11.2         -      Existing Liens
Schedule 11.3         -      Existing Loans, Advances and Investments
Schedule 11.8         -      Transactions with Affiliates

         CREDIT AGREEMENT, dated as of the 10th day of June 2002, as amended and restated as of September 24, 2002, by and among VERIDIAN CORPORATION, a Delaware corporation, as the Borrower, the lenders who are or may become a party to this Agreement, as the Lenders, and WACHOVIA BANK, NATIONAL ASSOCIATION a national banking association, as Administrative Agent for the Lenders. Wachovia Securities, Inc. acted as Sole Lead Arranger and Book Manager with respect to the Credit Facility (as defined below).

                              STATEMENT OF PURPOSE


         The Borrower has requested, and the Lenders have agreed to extend certain credit facilities to the Borrower on the terms and conditions of this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

         "Accounts Receivable" means all trade accounts receivable of the Borrower or any of its Subsidiaries.

         "Additional Term Loans" shall have the meaning assigned thereto in
Section 4.6.

         "Additional Term Loan Effective Date" means the date, which shall be a Business Day, on or before the Term Loan Increase Termination Date, but no earlier than thirty (30) days after any Increase Notification Date, on which the Term Lenders make any Additional Term Loans to the Borrower pursuant to Section 4.6.

         "Adjusted EBITDA" means, for any period, the sum of the following determined on a pro forma Consolidated basis, without duplication, in accordance with GAAP: (a) the sum of (i) EBITDA of the Borrower and its Subsidiaries for such period plus (ii) all Approved EBITDA Adjustments for such period plus (b) Permitted Acquisition EBITDA for such period plus (iii) all Permitted Veritect Discontinued Operations Charges for such period.

         "Administrative Agent" means Wachovia in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to Section 13.9.

         "Administrative Agent's Office" means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 14.1(c).

         "Advances" means, as to any Lender at any time, (a) an amount equal to the sum of (i) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding,

(ii) such Lender's Revolving Credit Commitment Percentage of the L/C Obligations then outstanding, (iii) such Lender's Revolving Credit Commitment Percentage of the Swingline Loans then outstanding and (iv) the aggregate principal amount of all Term Loans made by such Lender then outstanding, or (b) the making of any Loan or participation in any Letter of Credit by such Lender, as the context requires.

         "Affiliate" means, with respect to any Person, any other Person (other than a Subsidiary of the Borrower) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term "control" means (a) the power to vote ten percent (10%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "Agreement" means this Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

         "Amendment and Restatement Closing Date" means the effective date of the First Amendment.

         "Applicable Law" means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

         "Applicable Margin" shall have the meaning assigned thereto in Section 5.1(c).

         "Application" means an application, in the form specified by the Issuing Lender from time to time, requesting the Issuing Lender to issue a Letter of Credit.

         "Approved EBITDA Adjustments" means the collective reference to the adjustments to EBITDA of the Borrower and its Subsidiaries identified as "Approved EBITDA Adjustments" on Schedule 1A of the financial conditions certificate delivered pursuant to Section 6.2(e)(ii), as updated from time to time pursuant to Section 8.1(a); provided that each such adjustment to EBITDA is approved by the Administrative Agent in its sole discretion; provided further that any single adjustment of $10,000,000 or more shall require the approval of the Required Lenders. Approved EBITDA Adjustments shall not include any Permitted Acquisition EBITDA Adjustments or any Veritect Discontinued Operations Charges.

         "Approved Fund" means any Person (other than a natural Person), including, without limitation, any special purpose entity, that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business; provided, that with respect to any assignment of any Revolving Credit Commitment, such Approved Fund must be administered by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         "Arbitration Rules" shall have the meaning assigned thereto in Section 14.6(a).

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

         "Asset Coverage Ratio" shall have the meaning assigned thereto in
Section 10.5.

         "Assignment and Acceptance" shall have the meaning assigned thereto in
Section 14.10.

         "Assignments of Federal Claims" means the assignments of federal claims executed by the Borrower and/or one or more of the Subsidiaries (upon written demand by the Administrative Agent) for the benefit of the Administrative Agent and the Lenders and properly acknowledged by the appropriate government representatives in accordance with the Assignment of Claims Act of 1940, as amended, in substantially the form attached hereto as Exhibit L, as amended or modified from time to time.

         "Base Rate" means, at any time, the higher of (a) the Prime Rate and
(b) the Federal Funds Rate plus 1/2 of 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

         "Base Rate Loan" means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 5.1(a).

         "Benefited Lender" shall have the meaning assigned thereto in Section 5.6.

         "Borrower" means Veridian Corporation, a Delaware corporation, in its capacity as borrower hereunder.

         "Business Day" means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

         "Calculation Date" shall have the meaning assigned thereto in Section 5.1(c).

         "Capital Asset" means, with respect to the Borrower and its Subsidiaries, any asset that should, in accordance with GAAP, be classified and accounted for as a capital asset on a Consolidated balance sheet of the Borrower and its Subsidiaries.

         "Capital Expenditures" means with respect to the Borrower and its Subsidiaries for any period, the aggregate cost of all Capital Assets acquired by the Borrower and its Subsidiaries during such period, as determined in accordance with GAAP but excluding expenditures made in connection with an acquisition permitted by Section 11.3(e), Section 11.3(g) or Section 11.3(h).

         "Capital Lease" means any lease of any property by the Borrower or any of its Subsidiaries, as lessee, that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of the Borrower and its Subsidiaries.

         "Cash Equivalents" shall have the meaning assigned thereto in Section 11.3(c).

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         "Change in Control" shall have the meaning assigned thereto in Section
12.1(i).

         "Code" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended or modified from time to time.

         "Collateral" shall mean the collateral security for the Obligations pledged or granted pursuant to the Security Documents.

         "Collateral Agreement" means the collective reference to any security, pledge or other collateral agreement, executed from time to time by the Borrower or any of its Domestic Subsidiaries in favor of the Administrative Agent for the ratable benefit of itself and the Lenders, substantially in the form of Exhibit I, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

         "Commitment" means, as to any Lender, the sum of such Lender's Revolving Credit Commitment and Term Loan Commitment of such Lender as set forth in the Register, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof.

         "Consolidated" means, when used with reference to financial statements or financial statement items of the Borrower and its Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

         "Credit Facility" means, collectively, the Revolving Credit Facility, the Term Loan Facility and the L/C Facility.

         "Debt" means, with respect to the Borrower and its Subsidiaries at any date and without duplication, the sum of the following calculated in accordance with GAAP: (a) all liabilities, obligations and indebtedness for borrowed money including but not limited to obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, (b) all obligations to pay the deferred purchase price of property or services of any such Person (including, without limitation, all obligations under non-competition agreements), except trade payables arising in the ordinary course of business not more than ninety
(90) days past due, (c) all obligations of any such Person as lessee under Capital Leases, (d) all Debt of any other Person secured by a Lien on any asset of any such Person, (e) all Guaranty Obligations of any such Person, (f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including without limitation any Reimbursement Obligation, and banker's acceptances issued for the account of any such Person, (g) all obligations of any such Person to redeem, repurchase, exchange, defease or otherwise make payments in respect of capital stock or other securities or partnership interests of such Person and, (h) all net payment obligations incurred by any such Person pursuant to Hedging Agreements.

         "Default" means any of the events specified in Section 12.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

         "Disputes" shall have the meaning set forth in Section 14.6.

         "Dollars" or "$" means, unless otherwise qualified, dollars in lawful currency of the United States.

         "Domestic Subsidiary" means any Subsidiary of the Borrower organized under the laws of the United States, the law of any state thereof or the District of Columbia or the laws of Puerto Rico.

         "EBITDA" means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for any Person and its Subsidiaries in accordance with GAAP: (a) Net Income for such period plus (b) the sum of the following to the extent deducted in determining Net Income: (i) the amount of Interest Expense paid in cash or payable in cash and accrued during such period,
(ii) the amount of Income Tax Expense, calculated without taking into account any Income Tax Expense related to any extraordinary items during such period,
(iii) the amount of amortization and depreciation expense for such period and
(iv) non-cash losses realized on the sale of assets during such period, calculated without taking into account any extraordinary items less (c) interest income and any cash or non-cash gains realized on the sale of assets during such period.

         "Eligible Assignee" means, with respect to any assignment of the rights, interest and obligations of a Lender hereunder, a Person that is at the time of such assignment (a) a commercial bank organized under the laws of the United States or any state thereof, having combined capital and surplus in excess of $500,000,000, (b) a commercial bank organized under the laws of any other country that is a member of the Organization of Economic Cooperation and Development, or a political subdivision of any such country, having combined capital and surplus in excess of $500,000,000, (c) a finance company, insurance company or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and that has total assets in excess of $1,000,000,000, (d) already a Lender hereunder (whether as an original party to this Agreement or as the assignee of another Lender), (e) the successor (whether by transfer of assets, merger or otherwise) to all or substantially all of the commercial lending business of the assigning Lender, (f) any Affiliate of an assigning Lender, (g) any Approved Fund or (h) any other Person that has been approved in writing as an Eligible Assignee by the Borrower (other than upon the occurrence and during the continuance of any Default or Event of Default) and the Administrative Agent.

         "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of the Borrower or any ERISA Affiliate or (b) has at any time within the preceding six
(6) years been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

         "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including, without limitation, any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to human health or the environment.

         "Environmental Laws" means all applicable provisions of law, statute, ordinances, rules, regulations, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States or any foreign government or by any state, province, municipality or other political subdivision thereof or therein or by any court, agency or instrumentality, regulatory authority or commission of any of the foregoing concerning the protection of, or regulating the discharge of substances into, the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

         "ERISA Affiliate" means any Person who together with the Borrower is treated as a single employer within the meaning of Section 414(b), (c), (m) or
(o) of the Code or Section 4001(b) of ERISA.

         "Eurodollar Reserve Percentage" means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

         "Event of Default" means any of the events specified in Section 12.1, provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

         "Excess Cash Flow" means, for any period of determination determined in accordance with GAAP, the sum of (a) Adjusted EBITDA of the Borrower and its Subsidiaries (but excluding all non-cash Approved EBITDA Adjustments and all Permitted Acquisition EBITDA) for such period, minus (b) income taxes (to the extent such taxes are paid in cash) and Interest Expense paid in cash deducted in the determination of Net Income for such period, minus (c) all principal payments (whether scheduled payments or optional prepayments, but excluding mandatory prepayments) made in respect of Debt during such period, minus (d) all Capital Expenditures net of the proceeds of Debt used to fund such Capital Expenditures, plus or minus, as applicable, (e) the net change in the working capital of the Borrower and its Subsidiaries during such period minus (f) cash consideration paid for Permitted Acquisitions (excluding cash consideration paid from the proceeds of any equity offering) net of the proceeds of any Debt used to fund any such cash consideration.

         "Excess Proceeds" shall have the meaning assigned thereto in Section 2.6(b).

         "Exchange Act" means that Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Existing Credit Agreement" means the Amended and Restated Credit Agreement dated as of September 14, 2000 by and among the Borrower, the lenders party thereto and the agents listed therein, as amended, restated, modified or otherwise supplemented from time to time prior to the Original Closing Date.

         "Existing Letters of Credit" means the collective reference to the existing letters of credit issued under the Existing Credit Agreement.

         "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

         "Federal Funds Rate" means, at any time, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Administrative Agent and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Administrative Agent. If, for any reason, such rate is not available, then "Federal Funds Rate" shall mean a daily rate which is determined, in the opinion of the Administrative Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (Charlotte time). Rates for weekends or holidays shall be the same as the rate for the most immediate preceding Business Day.

         "Fee Letter" has the meaning assigned thereto in Section 5.3(b).

         "Fiscal Year" means the fiscal year of the Borrower and its Subsidiaries ending on December 31.

         "First Amendment" means the First Amendment, dated as of the Amendment and Restatement Closing Date, to this Agreement as in effect on the Original Closing Date.

         "Foreign Subsidiary" means any Subsidiary of the Borrower that is not a Domestic Subsidiary.

         "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Borrower and its Subsidiaries throughout the period indicated and (subject to Section 14.9) consistent with the prior financial practice of the Borrower and its Subsidiaries.

         "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

         "Governmental Authority" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guaranty Agreements" means the collective reference to the unconditional guaranty agreements executed from time to time by any Domestic Subsidiary in favor of the Administrative Agent for the ratable benefit of itself and the Lenders, substantially in the form of Exhibit H, as amended, restated, supplemented or otherwise modified from time to time.

         "Guaranty Obligation" means, with respect to the Borrower and its Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Guaranty Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

         "Hazardous Materials" means any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other applicable federal, state or local government law, ordinance, rule or regulation.

         "Hedging Agreement" means any agreement with respect to any Interest Rate Contract, forward rate agreement, commodity swap, forward foreign exchange agreement, currency swap agreement, cross-currency rate swap agreement, currency option agreement or other agreement or arrangement designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices, all as amended, restated, supplemented or otherwise modified from time to time.

         "Hedging Obligations" shall have the meaning assigned thereto in the definition of Obligations.

         "Income Tax Expense" means, with respect to the Borrower and its Subsidiaries, for any period, the amount of income taxes or similar taxes (whether federal, state, local or foreign) paid or payable during such period, as determined in accordance with GAAP.

         "Increase Lenders" shall have the meaning assigned thereto in Section 4.6(b).

         "Increase Notification" means the written notice by the Borrower of its desire to increase the Term Loan Commitment pursuant to Section 4.6.

         "Increase Notification Date" means the date on which the Increase Notification is received by the Administrative Agent.

         "Initial Term Loans" shall mean the term loans made to the Borrower by the Lenders pursuant to Section 4.1(a) on the Original Closing Date and shall not include any of the Supplemental Term Loans made to the Borrower pursuant to
Section 4.1(b) or any of the Additional Term Loans made to the Borrower pursuant to Section 4.6.

         "Insurance and Condemnation Proceeds" shall have the meaning assigned thereto in Section 4.4(b)(iv).

         "Interest Expense" means, with respect to the Borrower and its Subsidiaries for any period, the gross interest expense (including, without limitation, interest expense attributable to Capital Leases and all net payment obligations pursuant to Hedging Agreements) of the Borrower and its Subsidiaries, all determined for such period on a Consolidated basis, without duplication, in accordance with GAAP.

         "Interest Period" shall have the meaning assigned thereto in Section 5.1(b).

         "Interest Rate Contract" means any interest rate swap agreement, interest rate cap agreement, interest rate floor agreement, interest rate collar agreement, interest rate option or any other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of any Person and any confirming letter executed pursuant to such agreement, all as amended, restated, supplemented or otherwise modified from time to time.

         "IPO" has the meaning assigned thereto in Section 6.2(f)(i).

         "ISP98" means the International Standby Practices (1998 Revision, effective January 1, 1999), International Chamber of Commerce Publication No. 590.

         "Issuing Lender" means Wachovia, in its capacity as issuer of any Letter of Credit, or any successor thereto.

         "L/C Commitment" means the lesser of (a) Twenty Million Dollars ($20,000,000) and (b) the Revolving Credit Commitment.

         "L/C Facility" means the letter of credit facility established pursuant to Article III.

         "L/C Obligations" means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

         "L/C Participants" means the collective reference to all the Lenders having Revolving Credit Commitments other than the Issuing Lender.

         "Lender" means each Person executing this Agreement as a Lender (including, without limitation, the Issuing Lender and the Swingline Lender unless the context otherwise requires) set forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 14.10.

         "Lending Office" means, with respect to any Lender, the office of such Lender maintaining such Lender's Revolving Credit Commitment Percentage or Term Loan Percentage, as applicable, of the Advances.

         "Letters of Credit" means the collective reference to (a) standby letters of credit issued pursuant to the L/C Facility and (b) the Existing Letters of Credit.

         "LIBOR" means, with respect to a particular Interest Period, the rate of interest per annum determined on the basis of the rate for deposits in Dollars in minimum amounts of at least $5,000,000 for a period equal to the applicable Interest Period which appears on the Dow Jones Market Screen 3750 at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest 1/100th of 1%). If, for any reason, such rate does not appear on Dow Jones Market Screen 3750, then "LIBOR" shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period. Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.

         "LIBOR Rate" means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

         LIBOR Rate =                  LIBOR
                           ----------------------------------
                           1.00-Eurodollar Reserve Percentage

         "LIBOR Rate Loan" means any Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 5.1(a).

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset, including, without limitation, any filing under the Assignment of Claims Act of 1940, as amended, whether or not filed or delivered. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

         "Loan Documents" means, collectively, this Agreement, the Notes, the Applications, the Security Documents, the First Amendment, each joinder agreement and each other document, instrument, certificate and agreement executed and delivered by the Borrower or any Subsidiary thereof in connection with this Agreement or otherwise referred to herein or contemplated hereby, all as may be amended, restated, supplemented or otherwise modified from time to time.

         "Loans" means the collective reference to the Revolving Credit Loans, the Term Loans and the Swingline Loans and "Loan" means any of such Loans.

         "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, properties, or condition (financial or otherwise) of the Borrower and its Subsidiaries on a Consolidated basis, (b) the ability of the Borrower or any Subsidiary to perform its obligations under any Loan Document, or (c) the validity or enforceability of the Loan Documents taken as a whole or the rights or remedies of the Administrative Agent or the Lenders under the Loan Documents taken as a whole.

         "Material Contract" means (a) any Material Governmental Contract, (b) any other contract or other agreement, written or oral, of the Borrower or any of its Subsidiaries involving monetary liability of or to any such Person in an amount in excess of $1,000,000 per annum, or (c) any other contract or agreement, written or oral, of the Borrower or any of its Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

         "Material Governmental Contract" means, as of any date of determination, a contract between the Borrower or any of its Subsidiaries and an agency, department or instrumentality of the United States or any state Governmental Authority in the United States where the Borrower or such Subsidiary is the prime contractor and at least five million Dollars ($5,000,000) of potential revenues remain outstanding to be earned over the remaining term of such contract.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, or has accrued an obligation to make contributions within the preceding six (6) years.

         "Net Cash Proceeds" means, as applicable, (a) with respect to any sale or other disposition of assets, the gross cash proceeds received by the Borrower or any of its Subsidiaries from such sale less the sum of (i) all cash income taxes and other cash taxes assessed by a Governmental Authority as a result of such sale and any other cash fees and expenses incurred in connection therewith and (ii) the principal amount of, premium, if any, and cash interest on any Debt secured by a Lien on the asset (or a portion thereof) sold, which Debt is required to be repaid in connection with such sale, (b) with respect to any offering of capital stock or issuance of Debt, the gross cash proceeds received by the Borrower or any of its Subsidiaries therefrom less all legal, underwriting and other cash fees and expenses incurred in connection therewith and (c) with respect to any payment under an insurance policy or in connection with a condemnation proceeding, the amount of cash proceeds received by the Borrower or its Subsidiaries from an insurance company or Governmental Authority, as applicable, net of all expenses of collection.

         "Net Income" means, with respect to the Borrower and its Subsidiaries, for any period of determination, the net income (or loss) of the Borrower and its Subsidiaries for such period, determined on a Consolidated basis in accordance with GAAP; provided that there shall be excluded from Net Income the net income (or loss) of any Person, in which the Borrower or any of its Subsidiaries has a joint interest with a third party, except to the extent such net income is actually paid in cash to the Borrower or any of its Subsidiaries by dividend or other distribution during such period.

         "New Lender" shall have the meaning assigned thereto in Section 4.6(b).

         "Notes" means the collective reference to the Revolving Credit Notes, the Term Notes and Swingline Notes and "Note" means any of such Notes.

         "Notice of Account Designation" shall have the meaning assigned thereto in Section 2.3(b).

         "Notice of Conversion/Continuation" shall have the meaning assigned thereto in Section 5.2.

         "Notice of Prepayment" shall have the meaning assigned thereto in
Section 2.4(c).

         "Notice of Revolving Loan Borrowing" shall have the meaning assigned thereto in Section 2.3(a).

         "Notice of Term Loan Borrowing" shall have the meaning assigned thereto in Section 4.2.

         "Obligations" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) the L/C Obligations, (c) all existing or future payment and other obligations owing by the Borrower under any Hedging Agreement (which such Hedging Agreement is permitted hereunder) with any Person that is a Lender hereunder at the time such Hedging Agreement is executed (all such obligations with respect to any such Hedging Agreement "Hedging Obligations"), and (d) all other fees and commissions (including attorneys' fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrower or any of its Subsidiaries to the Lender, the Lenders or the Administrative Agent, in each case under or in respect of this Agreement, any Note, any Letter of Credit or any of the other Loan Documents of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note.

         "Officer's Compliance Certificate" shall have the meaning assigned thereto in Section 8.2.

         "Original Closing Date" means June 10, 2002.

         "Other Taxes" shall have the meaning assigned thereto in Section
5.11(b).

         "Pacific Sierra" means Pacific-Sierra Research, Ltd.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

         "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or
Section 412 of the Code and which (a) is maintained for the employees of the Borrower or any ERISA Affiliates or (b) has at any time within the preceding six
(6) years been maintained for the employees of the Borrower or any of its current or former ERISA Affiliates.

         "Permitted Acquisition" has the meaning assigned thereto in Section 11.3(e).

         "Permitted Acquisition Diligence Information" means with respect to any acquisition proposed by the Borrower or any Subsidiary thereof, to the extent applicable, all financial information, all environmental reports (including, without limitation, any phase I and, to the extent applicable, phase II reports), all Material Contracts, all customer lists, all supply agreements, and all other material information, in each case, requested to be delivered to the Administrative Agent in connection with such proposed acquisition.

         "Permitted Acquisition Documents" means with respect to any acquisition proposed by the Borrower or any Subsidiary thereof, the purchase agreement, sale agreement, merger agreement or other agreement evidencing such acquisition, including, without limitation, all legal opinions and each other document executed, delivered, contemplated by or prepared in connection therewith and any amendment, modification or supplement to any of the foregoing.

         "Permitted Acquisition EBITDA" means, for any period, the sum of the following determined on a Consolidated basis, without duplication, in accordance with GAAP: (a) EBITDA for the target of a Permitted Acquisition and its Subsidiaries plus (b) all Permitted Acquisition EBITDA Adjustments relating to such Permitted Acquisition.

         "Permitted Acquisition EBITDA Adjustments" means any adjustment in connection with any Permitted Acquisition or divestiture (other than Approved EBITDA Adjustments) to actual historical EBITDA made in connection with such Permitted Acquisition or divestiture; provided that such adjustments are (a) consistent with Regulation S-X of the U.S. Securities and Exchange Commission or
(b) approved by the Administrative Agent in its sole discretion.

         "Permitted Benefit Plan" means the collective reference to the Stock Incentive Plan and any other employee stock option or other incentive compensation plan, approved by the Borrower's board of directors and entered into in the ordinary course of business; provided that a summary description of such plan, in form and substance satisfactory to the Administrative Agent, is delivered to the Administrative Agent prior to the implementation of such plan.

         "Permitted Liens" shall have the meaning assigned thereto in Section 11.2.

         "Permitted Veritect Divestiture" means any sale, transfer or other disposition of (a) at least fifty-one percent (51%) of the capital stock or (b) all or any portion of the assets of Veritect to any Person or Persons other than the Borrower or any Subsidiary thereof; provided that (a) the Borrower and its Subsidiaries comply with the applicable provisions of Section 4.4(b)(iii) with respect to any Net Cash Proceeds of any such sale, transfer or other disposition, (b) neither the Borrower nor any Subsidiary thereof assumes or incurs any liability as a result of such sale, transfer or other dispositions (except for any ordinary course indemnification obligations arising in connection with such sale, transfer or other disposition, which such indemnification obligations are reasonably satisfactory to the Administrative Agent), and (c) such sale, transfer or other disposition does not result in the creation of any Lien on any assets of the Borrower or any of its Subsidiaries.

         "Permitted Veritect Discontinued Operations Charges" means the sum of
(a) all Veritect Discontinued Operations Charges accrued on or prior to the Original Closing Date and set forth on Schedule 1B of the financial condition certificate delivered pursuant to Section 6.2(e)(ii); provided that each such Veritect Discontinued Operations Charge is approved by the Administrative Agent in its sole discretion plus (b) up to a maximum amount of $3,000,000 in the aggregate of all Veritect Discontinued Operations Charges accruing after the Original Closing Date.

         "Person" means an individual, corporation, limited liability company, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

         "Pledge Agreement" means the Pledge Agreement dated as of June 10, 2002, by and among Veridian Systems Division, Inc., as Pledgor, in favor of the Administrative Agent for the benefit of the Lenders, as amended, restated, supplemented or otherwise modified from time to time.

         "Preferred Stock" means the senior redeemable exchangeable preferred stock of the Borrower issued pursuant to the Preferred Stock Certificate of Designation.

         "Preferred Stock Certificate of Designation" means the amended certificate of designation of the Borrower dated as of September 14, 2000, as amended or modified in accordance with the terms hereof.

         "Prime Rate" means, at any time, the rate of interest per annum publicly announced from time to time by Wachovia as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by Wachovia as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

         "Prohibited Transaction" shall mean any transaction involving any Employee Benefit Plan which is proscribed by Section 406 of ERISA or Section 4975 of the Code.

         "Purchasing Lender" shall have the meaning assigned to such term in
Section 14.10.

         "Register" shall have the meaning assigned thereto in Section 14.10(d).

         "Reimbursement Obligation" means the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

         "Required Lenders" means, at any date, any combination of Lenders holding at least fifty-one percent (51%) of each of (a) the Revolving Credit Commitment (or, if the Revolving Credit Facility has been terminated, any combination of Lenders holding at least fifty-one percent (51%) of the aggregate outstanding Advances thereunder), and (b) the aggregate outstanding Advances under the Term Loan Facility (including, if applicable, outstanding Advances of Additional Term Loans).

         "Responsible Officer" means any of the chief executive officer or chief financial officer of the Borrower or any other officer of the Borrower reasonably acceptable to the Administrative Agent.

         "Revolving Credit Commitment" means (a) as to any Lender, the obligation of such Lender to make Revolving Credit Loans to the account of the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed the amount as set forth in the Register, as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Loans, as such amount may be reduced at any time or from time to time pursuant to the terms hereof. The Revolving Credit Commitment of all Lenders as of (a) the Original Closing Date shall be Seventy Million Dollars ($70,000,000), and (b) the Amendment and Restatement Closing Date shall be Ninety Million Dollars ($90,000,000).

         "Revolving Credit Commitment Percentage" means, as to any Lender at any time, the ratio of (a) the amount of the Revolving Credit Commitment of such Lender to (b) the Revolving Credit Commitments of all Lenders; provided, that if at any time the Revolving Credit Commitments of all Lenders have been reduced to zero, then the Revolving Credit Commitment Percentage as of such time shall equal the Revolving Credit Commitment Percentage as of the time immediately before the Revolving Credit Commitments of all Lenders are reduced to zero.

         "Revolving Credit Facility" means the revolving credit facility established pursuant to Article II.

         "Revolving Credit Loans" means any revolving loan made to the Borrower pursuant to Section 2.1, and all such revolving loans collectively as the context requires.

         "Revolving Credit Maturity Date" means the earliest of the dates referred to in Section 2.7.

         "Revolving Credit Notes" means the collective reference to the Revolving Credit Notes made by the Borrower payable to the order of each Lender, substantially in the form of Exhibit A-1 hereto, evidencing the Revolving Credit Facility, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part; "Revolving Credit Note" means any of such Revolving Credit Notes.

         "Security Documents" means the collective reference to the Guaranty Agreements, the Collateral Agreement, the Pledge Agreement, the Assignments of Federal Claims, if any, and each other agreement or writing pursuant to which the Borrower or any Subsidiary thereof purports to pledge or grant a security interest in any property or assets securing all or any portion of the Obligations or any such Person purports to guaranty the payment and/or performance of all or any portion of the Obligations.

         "Senior Debt" means all Total Debt other than Subordinated Debt.

         "Signal" means Signal Corporation, a Virginia corporation. On or about the Amendment and Restatement Closing Date, Signal Corporation will change its name to Veridian IT Services, Inc.

         "Signal Acquisition" means the acquisition of all the issued and outstanding (a) capital stock of Signal and (b) limited liability company interests of Signal Systems, LLC, in each case by the Borrower pursuant to the terms of the Signal Purchase Agreement.

         "Signal Purchase Agreement" means the purchase agreement (including all exhibits and schedules thereto), in form and substance satisfactory to the Administrative Agent, dated as of August 12, 2002 between the Borrower, as purchaser, Signal and the Signal Sellers, including all amendments, supplements, waivers and other modifications approved in writing by the Required Lenders.

         "Signal Sellers" means the collective reference to the shareholders of Signal as of August 12, 2002.

         "Signal Subordinated Financing" means the collective reference to the subordinated promissory notes in the aggregate original principal amount of Twenty-Five Million Dollars ($25,000,000) issued to the Signal Sellers pursuant to the Signal Subordinated Note Agreement including all amendments, supplements, waivers and other modifications approved in writing by the Required Lenders to the extent required pursuant to the terms of the Signal Subordinated Note Agreement as in effect on the Amendment and Restatement Closing Date.

         "Signal Subordinated Note Agreement" means the note agreement (including all exhibits and schedules thereto) dated as of the Amendment and Restatement Closing Date by and among the Borrower and Roger Mody and Lori Mody, in form and substance satisfactory to the Required Lenders, dated as of the Amendment and Restatement Closing Date, including all amendments, supplements, waivers and other modifications approved in writing by the Required Lenders to the extent required pursuant to the terms thereof as in effect on the Amendment and Restatement Closing Date.

         "Software Acquisition" means the purchase by the Borrower of all right title and interest of Scott Goss in and to the "PM Reports" computer programs and all related documentation and intellectual property for a maximum aggregate purchase price of $3,600,000.00.

         "Solvent" shall have the meaning assigned thereto in Section 7.1(q).

         "Stock Incentive Plan" means the Veridian Corporation 2000 Stock Purchase Plan as in effect on the Original Closing Date, a copy of which has been provided to the Administrative Agent.

         "Subordinated Debt" means the collective reference to the Signal Subordinated Financing and any other Debt of the Borrower or any Subsidiary subordinated in right and time of payment to the Obligations and containing such other terms and conditions (including, without limitation, subordination terms), in each case as are satisfactory to the Required Lenders.

         "Subordinated Notes" means the Senior Subordinated Notes issued pursuant to the Subordinated Note Agreement.

         "Subordinated Note Agreement" means the Note Agreement dated as of September 14, 2000 between Veridian Corporation, as issuer, and the purchasers party thereto, as amended or modified to the extent permitted pursuant to the terms of this Agreement.

         "Subordinated Note Documents" means the Subordinated Note Agreement, the Subordinated Notes, each other document, guaranty or other agreement executed in connection with the Subordinated Note Agreement or the Subordinated Notes, in each case as amended or modified to the extent permitted pursuant to the terms of this Agreement.

         "Subsidiary" means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity is at the time directly or indirectly owned by or the management is otherwise directly or indirectly controlled by such Person (irrespective of whether, at the time, capital stock or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified references to "Subsidiary" or "Subsidiaries" herein shall refer to those of the Borrower.

         "Supplemental Term Loans" shall mean the term loans to be made to the Borrower by the Lenders pursuant to Section 4.1(b) on the Amendment and Restatement Closing Date.

         "Swingline Commitment" means the lesser of (a) Ten Million Dollars ($10,000,000) and (b) the Revolving Credit Commitment.

         "Swingline Facility" means the swingline facility established pursuant to Section 2.2.

         "Swingline Lender" means Wachovia in its capacity as swingline lender hereunder.

         "Swingline Loan" means any swingline loan made by the Swingline Lender to the Borrower pursuant to Section 2.2, and all such swingline loans collectively as the context requires.

         "Swingline Note" means the Swingline Note made by the Borrower payable to the order of the Swingline Lender, substantially in the form of Exhibit A-2 hereto, evidencing the Swingline Loans, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extensions thereof, in whole or in part.

         "Swingline Termination Date" means the first to occur of (a) the resignation of Wachovia as Administrative Agent in accordance with Section 13.9 or (b) the Revolving Credit Maturity Date.

         "Taxes" shall have the meaning assigned thereto in Section 5.11(a).

         "Term Loan Commitment" means (a) as to any Lender, the obligation of such Lender to make the Term Loans to the account of the Borrower hereunder in an aggregate principal amount not to exceed the amount as set forth in the Register, as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof and (b) as to all Lenders, the aggregate commitment to make Term Loans. The Term Loan Commitment of all Lenders as of (a) the Original Closing Date shall be One Hundred Thirty Million Dollars ($130,000,000), and (b) the Amendment and Restatement Closing Date shall be Two Hundred Seventy Million Dollars ($270,000,000).

         "Term Loan Facility" shall mean the term loan facility established pursuant to Article IV.

         "Term Loan Increase Termination Date" means the first to occur of (a) June 30, 2006 (b) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 12.2(a), or (c) the date of termination pursuant to Section 4.4.

         "Term Loan Maturity Date" means the first to occur of (a) June 30, 2008, or (b) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 12.2(a).

         "Term Loan Percentage" means, as to any Lender, (a) prior to making any Term Loan, the ratio of (i) the applicable Term Loan Commitment of such Lender with respect to the type of Term Loan to be made to (ii) the applicable Term Loan Commitments of all Lenders and (b) after the Term Loans are made, the ratio of (i) the outstanding principal balance of the Term Loan of such Lender to (ii) the aggregate outstanding principal balance of the Term Loans of all Lenders.

         "Term Loans" shall mean the Initial Term Loans and the Supplemental Term Loans made or to be made, as applicable, to the Borrower by the Lenders pursuant to Section 4.1 and all Additional Term Loans made to the Borrower pursuant to Section 4.6.

         "Term Notes" means the Term Notes made by the Borrower payable to the order of each of the Lenders, substantially in the form of Exhibit A-3 hereto, evidencing the Debt incurred by the Borrower pursuant to the Term Loan Facility, and any amendments, modifications and supplements thereto, any substitute therefor, and any replacement, restatements, renewals or extensions thereof, in whole or in part.

         "Termination Event" means: (a) except for any such event that could not reasonably be expected to have a Material Adverse Effect, a "Reportable Event" described in Section 4043 of ERISA for which the notice requirement has not been waived by the PBGC, or (b) except that could not reasonably be expected to have a Material Adverse Effect, the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041(c) of ERISA, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the imposition of a Lien pursuant to Section 412 of the Code or
Section 302 of ERISA, or (g) except where such event could not reasonably be expected to have a Material Adverse Effect, the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan, if withdrawal liability is asserted by such plan against the Borrower and its Subsidiaries, or
(h) except for any such event that could not reasonably be expected to have a Material Adverse Effect, any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (i) except for any such event that could not reasonably be expected to have a Material Adverse Effect, any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under
Section 4042 of ERISA.

         "Total Debt" means, as of any date of determination with respect to the Borrower and its Subsidiaries on a Consolidated basis without duplication, the sum of all Debt of the Borrower and its Subsidiaries.

         "Total Leverage Ratio" has the meaning assigned thereto in Section
10.1.

         "Unfunded Benefit Liabilities" shall mean, with respect to any Employee Benefit Plan as of any date, the amount of the unfunded benefit liabilities determined in accordance with Section 4001(a)(18) of ERISA.

         "Uniform Customs" means the Uniform Customs and Practice for Documentary Credits (1993 Revision), effective January, 1994 International Chamber of Commerce Publication No. 500.

         "United States" means the United States of America.

         "U.S. Government" means the United States or any of its departments, agencies or instrumentalities, provided that the full faith and credit of the United States is pledged in support thereof.

         "Veritect" means Veritect, Inc., a Delaware corporation.

         "Veritect Discontinued Operations Charges" means all discontinued operations charges (including, without limitation, all losses from discontinued operations and losses from the disposal of discontinued operations) with respect to Veritect whether accrued prior to, on or after the Original Closing Date.

         "Wachovia" means Wachovia Bank, National Association, a national banking association, and its successors.

         "Wholly-Owned" means, with respect to a Subsidiary, that all of the shares of capital stock or other ownership interests of such Subsidiary are, directly or indirectly, owned or controlled by the Borrower and/or one or more of its Wholly-Owned Subsidiaries (except for directors' qualifying shares or other shares required by Applicable Law to be owned by a Person other than the Borrower).

         SECTION 1.2 General. Unless otherwise specified, a reference in this Agreement to a particular article, section, subsection, Schedule or Exhibit is a reference to that article, section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference herein to "Charlotte time" shall refer to the applicable time of day in Charlotte, North Carolina.

         SECTION 1.3 Other Definitions and Provisions.

         (a) Use of Capitalized Terms. Unless otherwise defined therein, all capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Notes and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

         (b) Miscellaneous. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                                   ARTICLE II

                            REVOLVING CREDIT FACILITY

         SECTION 2.1 Revolving Credit Loans. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make Revolving Credit Loans to the Borrower from time to time from the Original Closing Date through, but not including, the Revolving Credit Maturity Date as requested by the Borrower in accordance with the terms of Section 2.3; provided, that (a) the aggregate principal amount of all outstanding Revolving Credit Loans (after giving effect to any amount requested) shall not exceed the Revolving Credit Commitment less the sum of all outstanding Swingline Loans and L/C Obligations, (b) the principal amount of outstanding Revolving Credit Loans from any Lender to the Borrower shall not at any time exceed such Lender's Revolving Credit Commitment less such Lender's Revolving Credit Commitment Percentage of outstanding L/C Obligations and outstanding Swingline Loans and (c) after giving effect to such Loan the Borrower and its Subsidiaries shall be in pro forma compliance with
Section 10.5 hereof. Each Revolving Credit Loan by a Lender shall be in a principal amount equal to such Lender's Revolving Credit Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder until the Revolving Credit Maturity Date. Revolving Credit Loans made on the Original Closing Date shall be funded in a manner consistent with the provisions of Section 6.2(g)(i).

         SECTION 2.2 Swingline Loans.

         (a) Availability. Subject to the terms and conditions of this Agreement, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time from the Original Closing Date through, but not including, the Swingline Termination Date; provided, that (a) the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested), shall not exceed the lesser of (i) the Revolving Credit Commitment less the sum of all outstanding Revolving Credit Loans and the L/C Obligations and (ii) the Swingline Commitment, and (b) after giving effect to such Loan, the Borrower and its Subsidiaries shall be in pro forma compliance with Section 10.5 hereof.

         (b)      Refunding.

                  (i) Swingline Loans shall be refunded by the Lenders on demand by the Swingline Lender. Such refundings shall be made by the Lenders in accordance with their respective Revolving Credit Commitment Percentages and shall thereafter be reflected as Revolving Credit Loans of the Lenders on the books and records of the Administrative Agent. Each Lender shall fund its respective Revolving Credit Commitment Percentage of Revolving Credit Loans as required to repay Swingline Loans outstanding to the Swingline Lender upon demand by the Swingline Lender but in no event later than 2:00 p.m. (Charlotte time) on the next succeeding Business Day after such demand is made. No Lender's obligation to fund its respective Revolving Credit Commitment Percentage of a Swingline Loan shall be affected by any other Lender's failure to fund its Revolving Credit Commitment Percentage of a Swingline Loan, nor shall any Lender's Revolving Credit Commitment Percentage be increased as a result of any such failure of any other Lender to fund its Revolving Credit Commitment Percentage of a Swingline Loan.

                  (ii) The Borrower shall pay to the Swingline Lender on demand the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. In addition, the Borrower hereby authorizes the Administrative Agent to charge any account maintained by the Borrower with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline Lender the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Lenders in accordance with their respective Revolving Credit Commitment Percentages (unless the amounts so recovered by or on behalf of the Borrower pertain to a Swingline Loan extended after the occurrence and during the continuance of an Event of Default of which the Administrative Agent has received notice in the manner required pursuant to Section 13.5 and which such Event of Default has not been waived by the Required Lenders or the Lenders, as applicable).

                  (iii) Each Lender acknowledges and agrees that its obligation to refund Swingline Loans in accordance with the terms of this Section 2.2 is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Article VI. Further, each Lender agrees and acknowledges that if prior to the refunding of any outstanding Swingline Loans pursuant to this
Section 2.2, one of the events described in Section 12.1(j) or (k) shall have occurred, each Lender will, on the date the applicable Revolving Credit Loan would have been made, purchase an undivided participating interest in the Swingline Loan to be refunded in an amount equal to its Revolving Credit Commitment Percentage of the aggregate amount of such Swingline Loan. Each Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Swingline Lender has received from any Lender such Lender's participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded).

                  SECTION 2.3 Procedure for Advances of Revolving Credit and Swingline Loans.

         (a) Requests for Borrowing. The Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached hereto as Exhibit B-1 (a "Notice of Revolving Loan Borrowing") not later than Noon (Charlotte time) (i) on the same Business Day as each Base Rate Loan and each Swingline Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be (x) with respect to Base Rate Loans in an aggregate principal amount of $1,000,000 or a whole multiple of $50,000 in excess thereof, (y) with respect to LIBOR Rate Loans in an aggregate principal amount of $4,000,000 or a whole multiple of $100,000 in excess thereof and (z) with respect to Swingline Loans in an aggregate principal amount of $50,000 or a whole multiple of $50,000 in excess thereof, (C) whether such Loan is to be a Revolving Credit Loan or a Swingline Loan, (D) in the case of a Revolving Credit Loan whether the Loans are to be LIBOR Rate Loans or Base Rate Loans, and (E) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto. A Notice of Revolving Loan Borrowing received after Noon (Charlotte time) shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Lenders of each Notice of Revolving Loan Borrowing.

         (b) Disbursement of Revolving Credit and Swingline Loans. Not later than 3:00 p.m. (Charlotte time) on the proposed borrowing date, (i) each Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Lender's Revolving Credit Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date and
(ii) the Swingline Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, the Swingline Loans to be made on such borrowing date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section 2.3 in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrower identified in the most recent notice substantially in the form of Exhibit C hereto (a "Notice of Account Designation") delivered by the Borrower to the Administrative Agent or may be otherwise agreed upon by the Borrower and the Administrative Agent from time to time. Subject to Section 5.7 hereof, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Credit Loan requested pursuant to this Section 2.3 to the extent that any Lender has not made available to the Administrative Agent its Revolving Credit Commitment Percentage of such Loan. Revolving Credit Loans to be made for the purpose of refunding Swingline Loans shall be made by the Lenders as provided in Section 2.2(b).

         SECTION 2.4 Repayment of Revolving Credit and Swingline Loans.

         (a) Repayment on Termination Date. The Borrower shall repay the outstanding principal amount of (i) all Revolving Credit Loans in full on the Revolving Credit Maturity Date, and (ii) all Swingline Loans in accordance with
Section 2.2(b), together, in each case, with all accrued but unpaid interest thereon.

         (b) Mandatory Repayment of Revolving Credit Loans. If at any time the outstanding principal amount of all Revolving Credit Loans plus the sum of all outstanding Swingline Loans and L/C Obligations exceeds the Revolving Credit Commitment, the Borrower shall repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Lenders, Advances in an amount equal to such excess with each such repayment applied first to the principal amount of outstanding Swingline Loans, second to the principal amount of outstanding Revolving Credit Loans and third, with respect to any Letters of Credit then outstanding, a payment of cash collateral into a cash collateral account opened by the Administrative Agent, for the benefit of the Lenders in an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit (such cash collateral to be applied in accordance with Section 12.2(b)).

         (c) Optional Repayments. The Borrower may at any time and from time to time repay the Revolving Credit and/or Swingline Loans, in whole or in part, upon at least three (3) Business Days' irrevocable notice to the Administrative Agent with respect to LIBOR Rate Loans and one (1) Business Day irrevocable notice with respect to Base Rate Loans and Swingline Loans, in the form attached hereto as Exhibit D (a "Notice of Prepayment") specifying the date and amount of repayment and whether the repayment is of LIBOR Rate Loans, Base Rate Loans, Swingline Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial repayments shall be in an aggregate amount of $1,000,000 or a whole multiple of $50,000 in excess thereof with respect to Base Rate Loans, $4,000,000 or a whole multiple of $100,000 in excess thereof with respect to LIBOR Rate Loans and $50,000 or a whole multiple of $50,000 in excess thereof with respect to Swingline Loans.

         (d) Limitation on Repayment of LIBOR Rate Loans. The Borrower may not repay any LIBOR Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 5.9 hereof.

         (e) Hedging Agreements.  No repayment or prepayment pursuant to this
Section 2.4 shall affect any of the Borrower's obligations under any Hedging Agreement.

         SECTION 2.5 Notes.

         (a) Revolving Credit Notes. Each Lender's Revolving Credit Loans and the obligation of the Borrower to repay such Revolving Credit Loans shall be evidenced by a separate Revolving Credit Note executed by the Borrower payable to the order of such Lender.

         (b) Swingline Notes. The Swingline Loans and the obligations of the Borrower to repay such Swingline Loans shall be evidenced by a Swingline Note executed by the Borrower payable to the order of the Swingline Lender.

         SECTION 2.6 Permanent Reduction of the Revolving Credit Commitment.

         (a) Voluntary Reduction. The Borrower shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Administrative Agent, to permanently reduce, without premium or penalty,
(i) the entire Revolving Credit Commitment at any time or (ii) portions of the Revolving Credit Commitment, from time to time, in an aggregate principal amount not less than $1,000,000 or any whole multiple of $500,000 in excess thereof. The amount of each partial permanent reduction shall be applied pro rata to reduce the remaining mandatory reduction amounts required under Section 2.6(b), and such reduction shall permanently reduce the Lenders' Revolving Credit Commitments pro rata in accordance with their respective Revolving Credit Commitment Percentages.

         (b) Mandatory Reduction. If at any time proceeds ("Excess Proceeds") remain after the prepayment of Term Loans pursuant to Section 4.4(b)(i), (ii),
(iii) or (iv), the Revolving Credit Commitment shall be permanently reduced on the date of the required prepayment under Section 4.4(b) by an amount equal to the amount of such Excess Proceeds.

         (c) Application. Each permanent reduction permitted or required pursuant to this Section 2.6 shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Revolving Credit Loans, Swingline Loans and L/C Obligations, as applicable, after such reduction to the Revolving Credit Commitment as so reduced and if the Revolving Credit Commitment as so reduced is less than the aggregate amount of all outstanding Letters of Credit, the Borrower shall be required to deposit in a cash collateral account opened by the Administrative Agent in an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Any reduction of the Revolving Credit Commitment to zero shall be accompanied by payment of all outstanding Revolving Credit Loans and Swingline Loans (and furnishing of cash collateral satisfactory to the Administrative Agent for all L/C Obligations) and shall result in the termination of the Revolving Credit Commitment and the Swingline Commitment and the Revolving Credit Facility. Such cash collateral shall be applied in accordance with Section 12.2(b). If the reduction of the Revolving Credit Commitment requires the repayment of any LIBOR Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof.

         SECTION 2.7 Termination of Revolving Credit Facility. The Revolving Credit Facility shall terminate on the earliest of (a) June 30, 2007, (b) the date of termination pursuant to Section 2.6, or (c) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 12.2(a).

                                   ARTICLE III

                            LETTER OF CREDIT FACILITY

         SECTION 3.1 L/C Commitment. Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue Letters of Credit for the account of the Borrower on any Business Day from the Original Closing Date through but not including the Revolving Credit Maturity Date in such form as may be approved from time to time by the Issuing Lender; provided, that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (a) the L/C Obligations would exceed the L/C Commitment, (b) the aggregate principal amount of outstanding Revolving Credit Loans, plus the aggregate principal amount of outstanding Swingline Loans, plus the aggregate amount of L/C Obligations would exceed the Revolving Credit Commitment or (c) the Borrower and its Subsidiaries would no longer be in pro forma compliance with Section 10.5 hereof. Each Letter of Credit shall (i) be denominated in Dollars in a minimum amount acceptable to the Issuing Lender; (ii) be a standby letter of credit issued to support obligations of the Borrower or any of its Subsidiaries, contingent or otherwise, incurred in the ordinary course of business, (iii) expire on a date satisfactory to the Issuing Lender, which date shall be no later than the earlier of (i) two (2) years after its date of issuance and (ii) the fifth (5th) Business Day prior to the Revolving Credit Maturity Date and
(iv) be subject to the Uniform Customs and/or ISP 98, as set forth in the Application or as determined by the Issuing Lender and, to the extent not inconsistent therewith, the laws of the State of North Carolina. The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any Applicable Law. References herein to "issue" and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any existing Letters of Credit, unless the context otherwise requires.

         SECTION 3.2 Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at the Administrative Agent's Office an Application therefor, completed to the reasonable satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender shall process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and Article VI hereof, promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower. The Issuing Lender shall promptly furnish to the Borrower a copy of such Letter of Credit and promptly notify each Lender of the issuance and upon request by any Lender, furnish to such Lender a copy of such Letter of Credit and the amount of such Lender's L/C Participation therein.

         SECTION 3.3 Commissions and Other Charges.

         (a) The Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit commission with respect to each Letter of Credit in an amount equal to the face amount of such Letter of Credit multiplied by the Applicable Margin with respect to Revolving Credit Loans which are LIBOR Rate Loans (determined on a per annum basis). Such commission shall be payable quarterly in arrears on the last Business Day of each calendar quarter and on the Revolving Credit Maturity Date. The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all commissions received pursuant to this Section 3.3(a) in accordance with their respective Revolving Credit Commitment Percentages.

         (b) In addition to the foregoing commission, the Borrower shall pay the Issuing Lender an issuance fee with respect to each Letter of Credit in an amount equal to the face amount of such Letter of Credit multiplied by one hundred twenty-five hundredths percent (0.125%) per annum. Such issuance fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter and on the Revolving Credit Maturity Date.

         (c) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

         SECTION 3.4 L/C Participations.

         (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Commitment Percentage in the Issuing Lender's obligations and rights under and in respect of each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower through a Revolving Credit Loan or otherwise in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

         (b) Upon becoming aware of any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit, the Issuing Lender shall notify each L/C Participant of the amount and due date of such required payment and such L/C Participant shall pay to the Issuing Lender the amount specified on the applicable due date. If any such amount is paid to the Issuing Lender after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of the Issuing Lender with respect to any amounts owing under this Section 3.4(b) shall be conclusive in the absence of manifest error. With respect to payment to the Issuing Lender of the unreimbursed amounts described in this Section 3.4(b), if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due on the following Business Day.

         (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its Revolving Credit Commitment Percentage of such payment in accordance with this
Section 3.4, the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

         SECTION 3.5 Reimbursement Obligation of the Borrower. In the event of any drawing under any Letter of Credit, the Borrower agrees to reimburse (either with the proceeds of a Revolving Credit Loan as provided for in this Section 3.5 or with funds from other sources), in same day funds, the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft paid under any Letter of Credit for the amount of (a) such draft so paid and (b) any amounts referred to in Section 3.3(c) incurred by the Issuing Lender in connection with such payment. Unless the Borrower shall immediately notify the Issuing Lender that the Borrower intends to reimburse the Issuing Lender for such drawing from other sources or funds, the Borrower shall be deemed to have timely given a Notice of Revolving Loan Borrowing to the Administrative Agent requesting that the Lenders make a Revolving Credit Loan bearing interest at the Base Rate on such date in the amount of (a) such draft so paid and (b) any amounts referred to in Section 3.3(c) incurred by the Issuing Lender in connection with such payment, and the Lenders shall make a Revolving Credit Loan bearing interest at the Base Rate in such amount, the proceeds of which shall be applied to reimburse the Issuing Lender for the amount of the related drawing and costs and expenses. Each Lender acknowledges and agrees that its obligation to fund a Revolving Credit Loan in accordance with this Section 3.5 to reimburse the Issuing Lender for any draft paid under a Letter of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in
Section 2.3(a) or Article VI. If the Borrower has elected to pay the amount of such drawing with funds from other sources and shall fail to reimburse the Issuing Lender as provided above, the unreimbursed amount of such drawing shall bear interest at the rate which would be payable on any outstanding Base Rate Loans which were then overdue from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full.

         SECTION 3.6 Obligations Absolute. The Borrower's obligations under this
Article III (including without limitation the Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees that the Issuing Lender and the L/C Participants shall not be responsible for, and the Borrower's Reimbursement Obligation under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender or any L/C Participant to the Borrower. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of

Credit in connection with such presentment are in conformity with such Letter of Credit.

         SECTION 3.7 Effect of Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.

                                   ARTICLE IV

                               TERM LOAN FACILITY

         SECTION 4.1 Initial Term Loans and Supplemental Term Loans.
         (a) Initial Term Loans. Subject to the terms and conditions of this Agreement, each Lender with a Term Loan Commitment on the Original Closing Date, made (on a several basis) an Initial Term Loan to the Borrower on the Original Closing Date. The Initial Term Loans were funded by each such Lender in a principal amount equal to such Lender's Term Loan Percentage (as of the Original Closing Date) of the aggregate principal amount of the Initial Term Loans made on the Original Closing Date, which aggregate principal amount equaled the total Term Loan Commitment in effect as of the Original Closing Date. Initial Term Loans made on the Original Closing Date were funded in a manner consistent with the provisions of Article VI.

         (b) Supplemental Term Loans. Subject to the terms and conditions of this Agreement, each Lender with a Term Loan Commitment with respect to the Supplemental Term Loans as of the Amendment and Restatement Closing Date severally agrees to make a Supplemental Term Loan to the Borrower on the Amendment and Restatement Closing Date. The Supplemental Term Loans shall be funded by each such Lender in a principal amount equal to such Lender's Term Loan Commitment with respect to the Supplemental Term Loans as identified on the Register made on the Amendment and Restatement Closing Date.

         SECTION 4.2 Procedure for Advance of Initial Term Loans and Supplemental Term Loans.
         (a) Initial Term Loans. On the Original Closing Date, the Borrower satisfied the procedural requirements applicable to the funding of the Initial Term Loans, and the Borrower hereby acknowledges receipt of the proceeds of the Initial Term Loans on the Original Closing Date.

         (b) Supplemental Term Loans. The Borrower shall give the Administrative Agent an irrevocable prior written notice in the form attached hereto as Exhibit B-2 (a "Notice of Term Loan Borrowing") prior to Noon (Charlotte time) on the Amendment and Restatement Closing Date requesting that the Lenders with a Term Loan Commitment with respect to the Supplemental Term Loans make the Supplemental Term Loans on such date. To the extent the Supplemental Term Loans are not funded on such date, the Borrower shall be responsible for the payment to the Administrative Agent (for the pro rata benefit of any financial institution holding a commitment with respect to the Supplemental Term Loans) any amount required to be paid pursuant to Section 5.9 hereof, as if the Administrative Agent held the entire Term Loan Commitment with respect to the Supplemental Term Loans. Upon receipt of such Notice of Term Loan Borrowing from the Borrower, the Administrative Agent shall promptly notify each Lender with a Term Loan

Commitment with respect to the Supplemental Term Loans to make the Supplemental Term Loans thereof. Not later than 3:00 p.m. (Charlotte time) on the Amendment and Restatement Closing Date, each such Lender will make available to the Administrative Agent for the account of the Borrower, at the office of the Administrative Agent in immediately available funds, the amount of such Supplemental Term Loans to be made by such Lender on such borrowing date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of the Supplemental Term Loans in immediately available funds by wire transfer to such Person or Persons as may be designated by the Borrower.

         SECTION 4.3 Repayment of Term Loans.

         (a) Initial Term Loans and Supplemental Term Loans. The Borrower shall repay the aggregate outstanding principal amount of the Initial Term Loans and the Supplemental Term Loans (on a pro rata basis) in consecutive quarterly installments on the last Business Day of each of March, June, September and December commencing September 2002 (provided that the installment due September 30, 2002 shall be applied to the Initial Term Loans only) as set forth below, except as the amounts of individual installments may be adjusted pursuant to
Section 4.4 hereof:

                                                       PRINCIPAL INSTALLMENT
     FISCAL YEAR               PAYMENT DATE                     ($)
---------------------- ----------------------------- --------------------------
        2002                    September                    $325,000
-------------------------------------------------------------------------------
                                 December                   $2,024,832
-------------------------------------------------------------------------------
        2003                      March                     $2,327,393
                                   June                     $2,327,393
                                September                   $2,327,393
                                 December                   $3,491,089
-------------------------------------------------------------------------------
        2004                      March                     $3,491,089
                                   June                     $3,491,089
                                September                   $3,491,089
                                 December                   $3,491,089
-------------------------------------------------------------------------------
        2005                      March                     $3,491,089
                                   June                     $3,491,089
                                September                   $3,491,089
                                 December                   $3,491,089
-------------------------------------------------------------------------------
        2006                      March                     $3,491,089
                                   June                     $3,491,089
                                September                   $3,491,089
                                 December                   $4,654,786
-------------------------------------------------------------------------------
        2007                      March                     $4,654,786
                                   June                     $4,654,786
                                September                   $51,202,640
                                 December                   $51,202,641
-------------------------------------------------------------------------------
        2008                      March                     $51,202,641
                                   June                     $51,202,641
-------------------------------------------------------------------------------

         (b) Additional Term Loans. The Borrower shall repay the aggregate outstanding principal amount of the Additional Term Loans (if any) in consecutive quarterly installments on the last Business Day of each calendar quarter commencing with the first full calendar quarter ending after the applicable Additional Term Loan Effective Date, in the following amounts (which such amount shall be calculated on the applicable Additional Term Loan Effective
Date): (i) as of any fiscal quarter end prior to the fiscal quarter ending September 30, 2007, an amount equal to one-quarter of one percent (0.25%) of the original principal amount of the applicable Additional Term Loans, and (ii) as of any fiscal quarter ending on or after September 30, 2007, an amount equal to twenty-five percent (25%) of the sum of (X) the original amount of the applicable Additional Term Loans less (Y) the projected amount of all scheduled amortization payments to be made with respect to the applicable Additional Term Loans (determined as of the applicable Additional Term Loan Effective Date) prior to September 30, 2007; provided that such amounts of individual installments may be adjusted pursuant to Section 4.4 hereof.

         (c) Payment at Maturity. If not sooner paid, the Term Loans shall be paid in full, together with accrued interest thereon, on the Term Loan Maturity Date. Amounts repaid under the Term Loans may not be reborrowed and will constitute a permanent reduction in such Term Loan Commitment.

         SECTION 4.4 Prepayments of Term Loans.

         (a) Optional Prepayment of Term Loans. The Borrower shall have the right at any time and from time to time, upon delivery to the Administrative Agent of a Notice of Prepayment at least three (3) Business Days prior to any repayment, to prepay the Term Loans in whole or in part without premium or penalty except as provided in Section 5.9 hereof. Each optional prepayment of the Term Loans hereunder shall be in an aggregate principal amount of at least $5,000,000 or any whole multiple of $1,000,000 in excess thereof and shall be applied to the outstanding principal installments of the Term Loans (pro rata among the Initial Term Loans, the Supplemental Term Loans and the Additional Term Loans) in inverse order of maturity thereof. Each repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof.

         (b) Mandatory Prepayment of Term Loans.

            (i) Debt Proceeds. The Borrower shall make mandatory principal prepayments of the Term Loans in the manner set forth in Section 4.4(b)(vi) below in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any incurrence of Debt in excess of $500,000 in any Fiscal Year (other than Net Cash Proceeds from Debt under this Agreement and Sections 11.1(c) through 11.1(j)) by the Borrower or any of its Subsidiaries. Such prepayment shall be made within three (3) Business Days after the date of receipt of Net Cash Proceeds of any such transaction. (This provision shall not be deemed to permit the incurrence of Debt not otherwise permitted pursuant to this Agreement.)

           (ii) Equity Proceeds. The Borrower shall make mandatory principal prepayments of the Term Loans in the manner set forth in Section 4.4(b)(vi) below in amounts equal to fifty percent (50%) of the aggregate Net Cash Proceeds from any offering of equity securities (other than any stock issued (a) pursuant to the IPO, (b) to a seller in connection with a

Permitted Acquisition or (c) in connection with any Permitted Benefit Plan) by the Borrower or any of its Subsidiaries. Such prepayment shall be made within three (3) Business Days after the date of receipt of Net Cash Proceeds of any such transaction. (This provision shall not be deemed to permit the offering, sale or issuance of equity not otherwise permitted pursuant to this Agreement.)

          (iii) Asset Sale Proceeds. No later than one hundred eighty
(180) days following the receipt thereof by the Borrower or any Subsidiary thereof, the Borrower shall make mandatory principal prepayments of the Term Loans in the manner set forth in Section 4.4(b)(vi) below in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from the sale or other disposition or series of related sales or other dispositions of assets by the Borrower or any of its Subsidiaries occurring after the Original Closing Date (other than any such dispositions permitted under Section 11.5 (a) through (d)) in excess of $5,000,000 in any Fiscal Year which have not been reinvested in similar assets as of the date that is one hundred eighty (180) days following the receipt thereof by the Borrower or any Subsidiary thereof, unless such Net Cash Proceeds have been committed to be reinvested within such one hundred eighty (180) day period and are thereafter actually reinvested in similar assets within two hundred seventy (270) days after receipt of such Net Cash Proceeds. If such Net Cash Proceeds are not actually reinvested in accordance with the terms of this Section 4.4(b)(iii) by the date which is two hundred seventy (270) days after the receipt thereof, the Borrower shall make a mandatory prepayment in an amount equal to such Net Cash Proceeds as described above on such date. Notwithstanding any of the foregoing to the contrary, upon and during the continuance of an Event of Default and upon notice from the Administrative Agent, all such Net Cash Proceeds received by the Borrower and its Subsidiaries shall be applied to make prepayments of the Term Loans pursuant to Section 4.4(b)(vi), such prepayments to be made within three (3) Business Days after the later to occur of such notice from the Administrative Agent or the receipt of such Net Cash Proceeds. (This provision shall not be deemed to permit the sale of assets not otherwise permitted pursuant to this Agreement.)

           (iv) Insurance Proceeds. No later than one hundred eighty
(180) days following the date of receipt by the Borrower or any of its Subsidiaries of any Net Cash Proceeds under any of the insurance policies maintained pursuant to Section 9.3 that relate to the loss of, or damage to, any assets of the Borrower or any Subsidiary (including, without limitation, any condemnation proceeding) ("Insurance and Condemnation Proceeds") which have not been reinvested as of such date in similar assets, the Borrower shall make mandatory principal prepayments of the Term Loans in the manner set forth in
Section 4.4(b)(vi) below in amounts equal to one hundred percent (100%) of the aggregate amount of such Insurance and Condemnation Proceeds received by the Borrower or any of its Subsidiaries in excess of (i) $200,000 for any single loss or award and (ii) $500,000 in the aggregate for all losses and awards during any Fiscal Year. Notwithstanding any of the foregoing to the contrary, upon and during the continuance of an Event of Default and upon notice from the Administrative Agent, all Insurance and Condemnation Proceeds received by the Borrower and its Subsidiaries shall be applied to make prepayments of the Term Loans, such prepayments to be made within three (3) Business Days after the later of Borrower's receipt of such Insurance and Condemnation Proceeds and such Event of Default.

            (v) Excess Cash Flow. Within ninety (90) days after the end of any Fiscal Year (or, if earlier, the date of delivery of audited financial statements pursuant to Section 8.1(b)) commencing with the Fiscal Year ending December 31, 2003, the Borrower shall make a mandatory principal prepayment (in the manner set forth in Section 4.4(b)(vi) below) of the Term Loans in an amount equal to fifty percent (50%) of Excess Cash Flow, if any, for such Fiscal Year.

           (vi) Notice; Manner of Payment. Upon the occurrence of any event triggering the prepayment requirement under Sections 4.4(b)(i) through and including 4.4(b)(v), the Borrower shall promptly deliver a Notice of Prepayment to the Administrative Agent and upon receipt of such notice, the Administrative Agent shall promptly so notify the Lenders. Each prepayment under this Section 4.4(b) shall be applied as follows: (A) first, to reduce in inverse order of maturity the remaining scheduled principal installments of the Term Loans (pro rata among the Initial Term Loans, the Supplemental Term Loans and the Additional Term Loans), pursuant to Section 4.3 and (B) second, in the case of a prepayment under clauses (i), (ii), (iii) or (iv) above only, to the extent of any excess, to reduce permanently the Revolving Credit Commitment, pursuant to
Section 2.6(b). Notwithstanding anything in this Section 4.4 to the contrary, any Term Loan Lender shall have the right to refuse its pro rata share (based on Term Loan Percentage) of any such mandatory prepayment at which time the remaining amount shall be applied first, to temporarily reduce the Revolving Credit Loans, and then, to the extent of any remaining funds, the Borrower may elect to (a) prepay the outstanding Term Loans in the manner set forth in this
Section 4.4 regardless of the election of the Term Loan Lender or (b) retain such excess amount. No prepayment or repayment pursuant to this Section 4.4 shall affect any of the Borrower's obligations under any Hedging Agreement.

Amounts prepaid under the Term Loans pursuant to this Section 4.4 may not be reborrowed and will constitute a permanent reduction in such Term Loan Commitment. Each prepayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof.

         SECTION 4.5 Term Notes. Except as otherwise provided in Section 14.10
(a) - (e), if requested, each Lender's Term Loan and the obligation of the Borrower to repay such Term Loan shall be evidenced by a separate Term Note executed by the Borrower payable to the order of such Lender.

         SECTION 4.6 Optional Increase In Term Loan Commitment

         (a) Subject to the conditions set forth below, the Borrower shall have the option, exercisable on no more than two (2) separate occasions following the Amendment and Restatement Closing Date until the Term Loan Increase Termination Date to incur additional indebtedness under this Agreement in the form of an increase of the Term Loan Commitment of up to Fifty Million Dollars ($50,000,000). The Borrower, by providing an Increase Notification, may request that additional Term Loans be made on the applicable Additional Term Loan Effective Date pursuant to such increase in the Term Loan Commitment (each such additional Term Loan, an "Additional Term Loan, and collectively, the "Additional Term Loans").

         (b) Each Additional Term Loan shall be obtained from existing Lenders, entities that qualify as Eligible Assignees, or from other banks, financial institutions or investment funds, in each case in accordance with this Section 4.6. Participation in any Additional Term Loans shall be offered first to each of the existing Lenders; provided that each such Lender shall have no obligation to provide any portion of such Additional Term Loans. If the amount of the Additional Term Loans requested by the Borrower shall exceed the commitments which the existing Lenders are willing to provide with respect to such Additional Term Loans, then the Borrower may invite other banks, financial institutions and investment funds which meet the requirements of an Eligible Assignee to join this Agreement as Lenders for the portion of such Additional Term Loans not committed to by existing Lenders (each such other bank, financial institution or investment fund, a "New Lender" and collectively with the existing Lenders providing increased Commitments, the "Increase Lenders"). The Administrative Agent is authorized to enter into, on behalf of the Lenders, any amendment to this Agreement or any other Loan Document as may be necessary to incorporate the terms of any Additional Term Loan herein or therein; provided that such amendment shall not modify this Agreement or any other Loan Document in any manner materially adverse to any Lender and shall otherwise be in accordance with Section 14.11 hereof.

         (c) The following terms and conditions shall apply to each Additional Term Loan: (i) the Additional Term Loans made under this Section 4.6 shall constitute Obligations of the Borrower and shall be secured and guaranteed with the other Advances on a pari passu basis; (ii) any New Lender making Additional Term Loans shall be entitled to the same voting rights as the existing Lenders under the Term Loan Facility and the Additional Term Loans shall receive proceeds of prepayments on the same basis as the Initial Term Loans and Supplemental Term Loans (except to the extent otherwise specified in Section 4.3 and Section 4.4(b)(vi)); (iii) the Borrower shall execute such Term Notes as are necessary to reflect the Additional Term Loans under this Section 4.6; (iv) the Administrative Agent and the Lenders shall have received from the Borrower updated financial projections and an Officer's Compliance Certificate, in each case in form and substance satisfactory to the Administrative Agent, demonstrating that, after giving effect to any such Additional Term Loan, the Borrower will be in pro forma compliance with the financial covenants set forth in Article X; (v) no Default or Event of Default shall have occurred and be continuing hereunder as of the Additional Term Loan Effective Date or after giving effect to the making of any such Additional Term Loans; (vi) the representations and warranties made by the Borrower and contained in Article VII shall be true and correct on and as of the Additional Term Loan Effective Date with the same effect as if made on and as of such date (other than those representations and warranties that by their terms speak as of a particular date, which representations and warranties shall be true and correct as of such particular date); (vii) the Borrower shall demonstrate, on a pro forma basis (as of the date of, and after giving effect to, the making of any such Additional Term Loan), an Asset Coverage Ratio equal to or exceeding the ratio required pursuant to Section 10.5; (viii) the amount of such increase in the Term Loan Commitment and any Additional Term Loans obtained thereunder shall not (A) be less than a minimum principal amount of $15,000,000, or any whole multiple of $5,000,000 in excess thereof and (B) shall not cause the Term Loan Commitment to exceed $320,000,000 in the aggregate; (ix) the Borrower and each such Lender or lender not theretofore a Lender shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, a Lender Addition and Acknowledgment Agreement acknowledged by the Administrative Agent and each Subsidiary in form and substance reasonably acceptable to the Administrative Agent, and (x) the Administrative Agent shall have received any documents or information, including any joinder agreements, in connection with such increase in the Term Loan Commitment as it may request in its reasonable discretion.

         (d) Upon the execution, delivery, acceptance and recording of the Lender Addition and Acknowledgement Agreement, from and after the applicable Additional Term Loan Effective Date, each such Increase Lender shall have a Term Loan Commitment as therein set forth and all the rights and obligations of a Lender with such a Term Loan Commitment hereunder. The Increase Lenders shall make the applicable Additional Term Loans to the Borrower on the applicable Additional Term Loan Effective Date in an amount equal to each such Lender's Term Loan Commitment.

         (e) The Administrative Agent shall maintain a copy of each Lender Addition and Acknowledgement Agreement delivered to it in accordance with
Section 14.10(d).

         (f) Within five (5) Business Days after receipt of notice, the Borrower shall execute and deliver to the Administrative Agent, in exchange for any surrendered Term Note or Term Notes of any existing Lender or with respect to any Lender not theretofore a Lender, a new Term Note or Term Notes to the order of the applicable Lenders in amounts equal to the Term Loan Commitment of such Lenders pursuant to the Lender Addition and Acknowledgement Agreement. Such new Term Note or Term Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such Term Loan Commitments, shall be dated as of the applicable Additional Term Loan Effective Date and shall otherwise be in substantially the form of the existing Term Notes. Each surrendered Term Note and/or Term Notes shall be canceled and returned to the Borrower.

         (g) The Applicable Margin and pricing grid, if applicable, for the Additional Term Loans shall be determined on the applicable Additional Term Loan Effective Date. If the Applicable Margin and pricing grid, if applicable, for such Additional Term Loans at such time exceeds the Applicable Margin or existing pricing grid, as applicable, for Term Loans or any prior Additional Term Loans, in each case as set forth in Section 5.1(c), then the Applicable Margin and pricing grid, if applicable, for all Term Loans shall be increased to be equal to the Applicable Margin and pricing grid, if applicable, for such Additional Term Loans as determined on the applicable Additional Loan Effective Date. In addition, an amortization schedule shall be prepared by the Administrative Agent in accordance with the terms of Section 4.3(b) to provide for the repayment of the applicable Additional Term Loans.

                                    ARTICLE V

                             GENERAL LOAN PROVISIONS

         SECTION 5.1                Interest.

         (a) Interest Rate Options. Subject to the provisions of this Section 5.1, at the election of the Borrower, (i) Revolving Credit Loans and Term Loans shall bear interest at (A) the Base Rate plus the Applicable Margin as set forth in Section 5.1(c) or (B) the LIBOR Rate plus the Applicable Margin as set forth in Section 5.1(c) (provided that the LIBOR Rate shall not be available until three (3) Business Days after the Original Closing Date unless the Administrative Agent shall have received an indemnification agreement with respect to any such LIBOR Rate borrowing in form and substance satisfactory thereto at least three (3) Business Days prior to the Original Closing Date) and (ii) any Swingline Loan shall bear interest at the Base Rate plus the Applicable Margin as set forth in Section 5.1(c). The Borrower shall select the rate of interest (Base Rate or LIBOR Rate) and Interest Period, if any, applicable to any Loan at the time a Notice of Revolving Loan Borrowing or Notice of Term Loan Borrowing is given or at the time a Notice of Conversion/Continuation is given pursuant to Section 5.2. Each Loan or portion thereof bearing interest based on the Base Rate shall be a "Base Rate Loan", each Loan or portion thereof bearing interest based on the LIBOR Rate shall be a "LIBOR Rate Loan." Any Loan or any portion thereof as to which the Borrower has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.

         (b) Interest Periods. In connection with each LIBOR Rate Loan, the Borrower, by giving notice at the times described in Section 5.1(a), shall elect an interest period (each, an "Interest Period") to be applicable to such Loan, which Interest Period shall be a period of one (1), two (2), three (3), or six
(6) months with respect to each LIBOR Rate Loan; provided that:

                (i) the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires;

                (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period with respect to a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                (iii) any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

                (iv) no Interest Period shall extend beyond the Revolving
         Credit Maturity Date or the Term Loan Maturity Date, as applicable, and Interest Periods shall be selected by the Borrower so as to permit the Borrower to make mandatory reductions of the Revolving Credit Commitment pursuant to Section 2.6(b) and the quarterly principal installment payments pursuant to Section 4.3 without payment of any amounts pursuant to Section 5.9; and

                (v) there shall be no more than eight (8) Interest Periods in effect at any time.

         (c) Applicable Margin. The applicable margin per annum provided for in
Section 5.1(a) with respect to any Loan (the "Applicable Margin") shall be based upon the table set forth below by reference to the Total Leverage Ratio and adjusted quarterly on the date (each a "Calculation Date") ten (10) Business Days after the date by which the Borrower is required to provide an Officer's Compliance Certificate for the most recently ended fiscal quarter of the Borrower; provided that (a) the initial Applicable Margin shall be based on Pricing Level I (as set forth below) and shall remain at Pricing Level I (as set forth below) until the date that is ten (10) Business Days after receipt by the Administrative Agent of a pricing certificate in form and substance acceptable thereto with respect to the fiscal quarter ending September 30, 2002 and thereafter shall be determined by reference to the Total Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding the applicable Calculation Date and (b) if the Borrower fails to provide the Officer's Compliance Certificate as required by Section 8.2 for the most recently ended fiscal quarter of the Borrower preceding the applicable Calculation Date, the Applicable Margin from such Calculation Date shall be based on Pricing Level I (as shown below) until such time as an appropriate Officer's Compliance Certificate is provided, at which time the Pricing Level shall be determined by reference to the Total Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding such Calculation Date. The Applicable Margin shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Margin shall be applicable to all Advances then existing or subsequently made or issued.

--------------------------------------------------------------------------------------------------------------------
                                             LIBOR FOR        BASE RATE FOR        LIBOR FOR        BASE RATE FOR
                            TOTAL            REVOLVING          REVOLVING         TERM LOAN           TERM LOAN
   PRICING LEVEL       LEVERAGE RATIO     CREDIT FACILITY    CREDIT FACILITY       FACILITY            FACILITY
--------------------------------------------------------------------------------------------------------------------
      Level I         Greater than 3.5         3.00%              1.75%              3.50%              2.25%
                           to 1.0
--------------------------------------------------------------------------------------------------------------------
                        Less than or
                       equal to 3.5 to
                      1.0, but greater
      Level II         than 3.0 to 1.0         2.75%              1.50%              3.25%              2.00%
--------------------------------------------------------------------------------------------------------------------
                        Less than or
                       equal to 3.0 to
                      1.0, but greater
     Level III         than 2.5 to 1.0         2.50%              1.25%              3.00%              1.75%
--------------------------------------------------------------------------------------------------------------------
                        Less than or
                       equal to 2.5 to
      Level IV               1.0               2.25%              1.00%              2.75%              1.50%
--------------------------------------------------------------------------------------------------------------------


         (d) Default Rate. Subject to Section 12.3, at the discretion of the Administrative Agent or as directed by the Required Lenders, upon the occurrence and during the continuance of an Event of Default, (i) the Borrower shall no longer have the option to request LIBOR Rate Loans or Swingline Loans, (ii) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum of two percent (2%) in excess of the rate then applicable to LIBOR Rate Loans from the date of such Event of Default until the end of the applicable Interest Period and thereafter at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans, and (iii) all outstanding Base Rate Loans and other Obligations arising hereunder or under any other Loan Document shall bear interest from the date of such Event of Default at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans or such other Obligations arising hereunder or under any other Loan Document. Interest shall continue to accrue on the Notes after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

         (e) Interest Payment and Computation. Interest on each Base Rate Loan shall be payable in arrears on the last Business Day of each calendar quarter commencing June 30, 2002; and interest on each LIBOR Rate Loan shall be payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period. Interest on LIBOR Rate Loans and all fees payable hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed and interest on Base Rate Loans shall be computed on the basis of a 365/66-day year and assessed for the actual number of days elapsed.

         (f) Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under any of the Notes charged or collected pursuant to the terms of this Agreement or pursuant to any of the Notes exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent's option (i) promptly refund to the Borrower any interest received by the Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Obligations on a pro rata basis. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

         SECTION 5.2 Notice and Manner of Conversion or Continuation of Loans. Provided that no Default or Event of Default has occurred and is then continuing, the Borrower shall have the option to (a) convert following the third Business Day after the Original Closing Date all or any portion of any outstanding Base Rate Loans (other than Swingline Loans) in a principal amount equal to $4,000,000 or any whole multiple of $100,000 in excess thereof into one or more LIBOR Rate Loans and (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $1,000,000 or a whole multiple of $50,000 in excess thereof into Base Rate Loans (other than Swingline Loans) or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit E (a "Notice of Conversion/Continuation") not later than 11:00 a.m. (Charlotte time) three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan. The Administrative Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.

         SECTION 5.3 Fees.

         (a) Commitment Fee. Commencing on the Original Closing Date, the Borrower shall pay to the Administrative Agent, for the account of the Lenders, a non-refundable commitment fee at a rate per annum equal to 0.50% on the average daily unused portion of the Revolving Credit

Commitment. The commitment fee shall be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement commencing June 30, 2002, and on the Revolving Credit Maturity Date. Such commitment fee shall be distributed by the Administrative Agent to the Lenders in accordance with the Lenders' respective Revolving Credit Commitment Percentages.

         (b) Administrative Agent's Fee. In order to compensate the Administrative Agent for structuring the Loans and for its obligations hereunder, the Borrower agrees to pay to the Administrative Agent, for its account, the fee set forth in the Fee Letter executed by the Borrower, the Sole Lead Arranger and Book Manager and the Administrative Agent dated as of March 14, 2002 as supplemented by the Fee Letter dated August 12, 2002 (the "Fee Letter").

         (c) Underwriting Fees. The Borrower shall pay to the Administrative Agent, for the account of the Administrative Agent, a non-refundable underwriting fee in accordance with the terms of the Fee Letter.

         (d) Other Fees. The Borrower shall pay to the Administrative Agent all other fees set forth in the Fee Letter in accordance with the terms thereof.

         SECTION 5.4 Manner of Payment. Each payment by the Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement or any Note shall be made not later than 1:00 p.m. (Charlotte time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office for the account of the Lenders (other than as set forth below) pro rata in accordance with their respective Revolving Credit Commitment Percentages or Term Loan Percentages, as applicable, (except as specified below), in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. (Charlotte time) on such day shall be deemed a payment on such date for the purposes of
Section 12.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. (Charlotte time) shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each Lender at its address for notices set forth herein its pro rata share of such payment in accordance with such Lender's Revolving Credit Commitment Percentage or Term Loan Percentage, as applicable, (except as specified below) and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent of the Issuing Lender's fees or L/C Participants' commissions shall be made in like manner, but for the account of the Issuing Lender or the L/C Participants, as the case may be. Each payment to the Administrative Agent of Administrative Agent's fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 4.3, 5.8, 5.9, 5.10, 5.11 or 14.2 shall be paid to the Administrative Agent for the account of the applicable Lender. Subject to
Section 5.1(b)(ii) if any payment under this Agreement or any Note shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

         SECTION 5.5 Crediting of Payments and Proceeds. In the event that the Borrower shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 12.2, all payments received by the Lenders upon the Notes and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied first to all expenses then due and payable by the Borrower hereunder and under the other Loan Documents, then to all indemnity obligations then due and payable by the Borrower hereunder and under the other Loan Documents, then to all Administrative Agent's and Issuing Lender's fees then due and payable, then to all commitment and other fees and commissions then due and payable, then to accrued and unpaid interest on the Notes, accrued and unpaid interest on the Reimbursement Obligation and any Hedging Obligations (including any termination payments and any accrued and unpaid interest thereon ) (pro rata in accordance with all such amounts due), then to the principal amount of the Notes and Reimbursement Obligation (pro rata in accordance with all such amounts due) and then to the cash collateral account described in Section 12.2(b) hereof to the extent of any L/C Obligations then outstanding, in that order.

         SECTION 5.6 Adjustments. If any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of the Obligations owing to it, or interest thereon, or if any Lender shall at any time receive any collateral in respect to the Obligations owing to it (whether voluntarily or involuntarily, by set-off or otherwise) (other than as a result of the operation of the proviso to
Section 4.4(b)(vi) hereof or pursuant to Sections 5.8, 5.9, 5.10, 5.11 or 14.2 hereof) in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Advances, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Advances may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

         SECTION 5.7 Nature of Obligations of Lenders Regarding Advances; Assumption by the Administrative Agent. The obligations of the Lenders under this Agreement to make the Loans and issue or participate in Letters of Credit are several and are not joint or joint and several. Unless the Administrative Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Administrative Agent such Lender's ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the proposed borrowing date in accordance with Sections 2.3(b) and 4.2, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If such amount is made available to the Administrative Agent on a date after such borrowing date, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (a) the amount not made available by such Lender in accordance with the terms hereof, times (b) the daily average Federal Funds Rate during such period as determined by the Administrative Agent, times
(c) a fraction the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such amount not made available by such Lender in accordance with the terms hereof shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent with respect to any amounts owing under this Section 5.7 shall be conclusive, absent manifest error. If such Lender's Revolving Credit Commitment Percentage or Term Loan Percentage, as applicable, of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days after such borrowing date, the Administrative Agent shall be entitled to recover such amount made available by the Administrative Agent with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower. The failure of any Lender to make available its Revolving Credit Commitment Percentage or Term Loan Percentage, as applicable, of any Loan requested by the Borrower shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Revolving Credit Commitment Percentage or Term Loan Percentage, as applicable, of such Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Revolving Credit Commitment Percentage or Term Loan Percentage, as applicable, of such Loan available on the borrowing date.

         SECTION 5.8 Changed Circumstances.

         (a) Circumstances Affecting LIBOR Rate Availability. If with respect to any Interest Period the Administrative Agent or any Lender (after consultation with the Administrative Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars in the applicable amounts are not being quoted via the Dow Jones Market Screen 3750 or offered to the Administrative Agent or such Lender for such Interest Period, then the Administrative Agent shall forthwith give notice thereof to the Borrower. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Loan to or continue any Loan as a LIBOR Rate Loan shall be suspended, and the Borrower shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Rate Loan or convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such Interest Period.

         (b) Laws Affecting LIBOR Rate Availability. If, after the Original Closing Date, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any of its Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Loan or continue any Loan as a LIBOR Rate Loan shall be suspended and thereafter the Borrower may select only Base Rate Loans hereunder, and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto as a LIBOR Rate Loan, the applicable LIBOR Rate Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period.

         (c) Increased Costs. If, after the Original Closing Date, the introduction of, or any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of such Governmental Authority, central bank or comparable agency:

                (i) shall subject any of the Lenders (or any of their respective Lending Offices) to any tax, duty or other charge with respect to any Note, Letter of Credit or Application or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Lending Offices) of the principal of or interest on any Note, Letter of Credit or Application or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Lenders or any of their respective Lending Offices imposed by the jurisdiction in which such Lender is organized or is or should be qualified to do business or such Lending Office is located); or

                (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Lenders (or any of their respective Lending Offices) or shall impose on any of the Lenders (or any of their respective Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Note; and the result of any of the foregoing events described in clause (i) or
(ii) above is to increase the costs to any of the Lenders of maintaining any LIBOR Rate Loan or issuing or participating in Letters of Credit or to reduce the yield or amount of any sum received or receivable by any of the Lenders under this Agreement or under the Notes in respect of a LIBOR Rate Loan or Letter of Credit or Application, then such Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Borrower of such fact and demand compensation therefor and, within fifteen (15) days after such notice by the Administrative Agent, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction. The Administrative Agent will promptly notify the Borrower of any event of which it has knowledge which will entitle such Lender to compensation pursuant to this Section 5.8(c); provided, that the Administrative Agent shall incur no liability whatsoever to the Lenders or the Borrower in the event it fails to do so. The amount of such compensation shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Revolving Credit Commitment Percentage or Term Loan Percentage, as applicable, of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

         SECTION 5.9 Indemnity. The Borrower hereby indemnifies each of the Lenders against any loss or expense which may arise or be attributable to each Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrower to borrow, continue or convert on a date specified therefor in a Notice of Revolving Loan Borrowing, Notice of Term Loan Borrowing or Notice of Conversion/Continuation or
(c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Revolving Credit Commitment Percentage or Term Loan Percentage, as applicable, of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

         SECTION 5.10 Capital Requirements. If either (a) the introduction of, or any change in, or in the interpretation of, any Applicable Law or (b) compliance with any guideline or request from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to the Commitments and other commitments of this type, below the rate which such Lender or such other corporation could have achieved but for such introduction, change or compliance, then within five (5) Business Days after written demand by any such Lender, the Borrower shall pay to such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender, shall, in the absence of manifest error, be presumed to be correct and binding for all purposes.

         SECTION 5.11 Taxes.

         (a) Payments Free and Clear. Subject to Section 5.11(e), any and all payments by the Borrower hereunder or under the Notes or the Letters of Credit shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding, (i) in the case of each Lender and the Administrative Agent, income taxes imposed on a Lender's net income by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or is or should be qualified to do business or any political subdivision thereof and applicable franchise taxes and (ii) in the case of each Lender, income taxes imposed on a Lender's net income by the jurisdiction of such Lender's Lending Office or any political subdivision thereof and applicable franchise taxes (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder or under any Note or in respect of any Letter of Credit to any Lender or the Administrative Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings

(including deductions or withholdings applicable to additional sums payable under this Section 5.11) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the amount such party would have received had no such deductions or withholdings been made, (B) the Borrower shall make such deductions or withholdings, (C) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with Applicable Law, and (D) the Borrower shall deliver to the Administrative Agent and such Lender evidence of such payment to the relevant taxing authority or other Governmental Authority in the manner provided in Section 5.11(d). In such event, any Lender so affected shall use commercially reasonable efforts to cooperate with the Borrower to obtain a refunding of any Taxes paid by the Borrower pursuant to this Section 5.11(a), and, if any such Taxes are actually refunded to a Lender, such Lender shall promptly reimburse the Borrower for the amount actually received.

         (b) Stamp and Other Taxes. In addition, the Borrower shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans, the Letters of Credit or the other Loan Documents, or the perfection of any rights or security interest in respect thereof (hereinafter referred to as "Other Taxes").

         (c) Indemnity. The Borrower shall indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 5.11) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within thirty (30) days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

         (d) Evidence of Payment. Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Borrower shall furnish to the Administrative Agent and the applicable Lender, at its address referred to in
Section 14.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Administrative Agent.

         (e) Delivery of Tax Forms. To the extent required by Applicable Law to reduce or eliminate withholding or payment of taxes, each Lender and the Administrative Agent shall deliver to the Borrower, with a copy to the Administrative Agent, on the Original Closing Date, the Amendment and Restatement Closing Date (as applicable), or concurrently with the delivery of the relevant Assignment and Acceptance, as applicable, (i) two United States Internal Revenue Service Forms W-9, W-8ECI or W-8BEN, as applicable (or successor forms) properly completed and certifying in each case that such Lender is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes. Each such Lender further agrees to deliver to the Borrower, with a copy to the Administrative Agent, as applicable, two Form W-9, Form W-8BEN or W-8ECI, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, certifying in the case of a Form W-9, W-8BEN or W-8ECI that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (unless in any such case an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Lender notifies the Borrower and the Administrative Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes) and, in the case of a Form W-9, W-8BEN or W-8ECI, establishing an exemption from United States backup withholding tax. In the event any such Lender fails to deliver any such form, the provisions of Section 5.11 shall not be deemed to be applicable to such Lender.

         (f) Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 5.11 shall survive the payment in full of the Obligations and the termination of the Commitments.

         SECTION 5.12 Reimbursement Conditions; Replacement of Lenders. Any requests for payment under Sections 5.8, 5.10 or 5.11 shall be made within 180 days of the actual incurrence of said costs, or if thereafter, the Borrower shall have no liability to make said payment. If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to Sections 5.8,
5.10 or 5.11, then such Lender will change the jurisdiction of its applicable Lending Office if, in the judgment of such Lender, such change (a) will eliminate or reduce any such additional payment which may thereafter accrue, (b) will not subject such Lender to any unreimbursed cost or expense and (c) is not otherwise disadvantageous to such Lender. In addition, if less than all of the Lenders incur such increased costs or, if less than all of the Lenders are unable to make loans because of conditions set forth in Section 5.8(b) that are unique to it, the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 14.10), all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent (and, if an L/C Commitment is being assigned, the Issuing
Bank), which consents shall not unreasonably be withheld, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Revolving Credit Loans, participations in Letters of Credit and Term Loans and all accrued interest on the foregoing, accrued fees and all other amounts payable to such Lender hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (C) such assignment will result in a reduction of the compensation or payments requested by such Lender. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

         SECTION 5.13 Security. The Obligations of the Borrower shall be secured as provided in the Security Documents.

                                   ARTICLE VI

                  CLOSING; CONDITIONS OF CLOSING AND BORROWING

         SECTION 6.1 Closing. The closing shall take place at the offices of Kennedy Covington Lobdell & Hickman, L.L.P. on the Original Closing Date.

         SECTION 6.2 Conditions to Closing and Initial Advances. The obligation of the Lenders to close this Agreement and to make the initial Loan or issue or participate in the initial Letter of Credit, if any, is subject to the satisfaction of each of the following conditions, which such conditions were satisfied on the Original Closing Date:

         (a) Executed Loan Documents. This Agreement, the Revolving Credit Notes, the Term Notes, the Swingline Note and the Security Documents, together with any other applicable Loan Documents, in each case, as in effect on the Original Closing Date, shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect and no Default or Event of Default shall exist thereunder as of the Original Closing Date, and the Borrower shall have delivered original counterparts thereof to the Administrative Agent.

         (b) Closing Certificates; etc.

                    (i) Officer's Certificate of the Borrower. The Administrative Agent shall have received a certificate from a Responsible Officer, in form and substance satisfactory to the Administrative Agent, to the effect that all representations and warranties of the Borrower contained in this Agreement and the other Loan Documents (as in effect on the Original Closing
Date) are true, correct and complete; that the Borrower is not in violation of any of the covenants contained in this Agreement and the other Loan Documents (as in effect on the Original Closing Date); that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default (as in effect on the Original Closing Date) has occurred and is continuing; and that the Borrower has satisfied each of the closing conditions.

                    (ii) Certificate of Secretary of the Borrower and the Subsidiaries. The Administrative Agent shall have received a certificate of the secretary or assistant secretary of each of the Borrower and its Subsidiaries that are parties to any Loan Document (as in effect on the Original Closing
Date) certifying as to the incumbency and genuineness of the signature of each officer of the Borrower or such Subsidiary executing Loan Documents (as in effect on the Original Closing Date) to which the Borrower or such Subsidiary is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles of incorporation of the Borrower or such Subsidiary and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, (B) the bylaws of the Borrower or such Subsidiary as in effect on the date of such certifications,
(C) resolutions duly adopted by the Board of Directors of the Borrower or such Subsidiary authorizing the borrowings contemplated hereunder or the delivery of the Guaranty Agreement, as the case may be, and the execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower or such Subsidiary is a party in each case, as of the Original Closing Date, and
(D) each certificate required to be delivered pursuant to Section 6.2(b)(iii).

                    (iii) Certificates of Good Standing. The Administrative Agent shall have received long-form certificates as of a recent date (as of the Original Closing Date) of the good standing of the Borrower, and each Subsidiary, in each case, under the laws of its respective jurisdiction of organization and, to the extent requested by the Administrative Agent, each other jurisdiction where the Borrower or such Subsidiary is qualified to do business and a certificate of the relevant taxing authorities of such jurisdictions certifying that such Person has filed required tax returns and owes no delinquent taxes.

                    (iv) Opinions of Counsel. The Administrative Agent shall have received favorable opinions of counsel to the Borrower addressed to the Administrative Agent and the Lenders with respect to the Borrower, the Loan Documents (as in effect on the Original Closing Date) and such other matters as the Lenders shall request.

                    (v) Tax Forms. The Administrative Agent shall have received copies of the United States Internal Revenue Service forms required by Section 5.11(e) hereof, if applicable.

          (c) Collateral.

                    (i) Filings and Recordings. All filings and recordations that are necessary to perfect the security interests of the Lenders in the collateral described in the Security Documents (as in effect on the Original Closing Date) shall have been received by the Administrative Agent and the Administrative Agent shall have received evidence satisfactory to the Administrative Agent that upon such filings and recordations such security interests constitute valid and perfected first priority Liens therein.

                    (ii) Pledged Collateral. The Administrative Agent shall have received (A) original stock certificates or other certificates evidencing the capital stock or other ownership interests pledged pursuant to any Pledge Agreement or Collateral Agreement (as in effect on the Original Closing Date), together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof and (B) each original promissory note pledged pursuant to the Pledge Agreement or Collateral Agreement (as in effect on the Original Closing Date).

                    (iii) Lien Search. The Administrative Agent shall have received the results of a Lien search (including a search as to judgments, pending litigation and tax matters to the extent requested by the Administrative Agent) made against the Borrower and each Subsidiary (as in effect on the Original Closing Date) under the Uniform Commercial Code (or applicable judicial docket) as in effect in any state in which any of their respective assets are located, indicating among other things that their respective assets are free and clear of any Lien except for Liens permitted hereunder.

                    (iv) Hazard and Liability Insurance. The Administrative Agent shall have received certificates of insurance, evidence of payment of all insurance premiums for the current policy year of each, and, if requested by the Administrative Agent, copies (certified by a Responsible Officer) of insurance policies in the form required under the Security Documents and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

          (d) Consents; Defaults.

                    (i) Governmental and Third Party Approvals. The Borrower shall have obtained all necessary approvals, authorizations and consents of any Person and of all Governmental Authorities and courts having jurisdiction with respect to the transactions contemplated by this Agreement (as of the Original Closing Date) and the other Loan Documents (as of the Original Closing Date).

                    (ii) No Injunction, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement (as of the Original Closing Date) or the other Loan Documents (as of the Original Closing Date) or the consummation of the transactions contemplated hereby or thereby, or which, in the Administrative Agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement (as of the Original Closing Date) and such other Loan Documents (as of the Original Closing Date).

                    (iii) No Event of Default. As of the Original Closing Date no Default or Event of Default shall have occurred and be continuing.

          (e) Financial Matters.

                    (i) Financial Statements. The Administrative Agent shall have received the most recent audited Consolidated financial statements of the Borrower and its Subsidiaries, all in form and substance satisfactory to the Administrative Agent and prepared in accordance with GAAP.

                    (ii) Financial Condition Certificate. The Borrower shall have delivered to the Administrative Agent a certificate, in form and substance satisfactory to the Administrative Agent, and certified as accurate by a Responsible Officer, that as of the Original Closing Date (A) the Borrower and each of its Subsidiaries are each Solvent, (B) the Borrower's and each Subsidiary's payables are current and not past due, (C) attached thereto is (1)
Schedule 1A, showing certain Approved EBITDA Adjustments and (2) Schedule 1B, showing all Veritect Discontinued Operations Charges as of the Original Closing Date, (D) the financial projections previously delivered to the Administrative Agent represent the good faith estimates (utilizing reasonable assumptions) of the financial condition and operations of the Borrower and its Subsidiaries and
(E) attached thereto is a calculation of (1) the Applicable Margin pursuant to
Section 5.1(c), (2) the Asset Coverage Ratio determined as of the most recent month ending not more than thirty (30) days prior to the Original Closing Date, demonstrating, to the satisfaction of the Administrative Agent, that such ratio is equal to or greater than 1.0 to 1.0, (3) the Total Leverage Ratio determined on a pro forma basis as of March 31, 2002 after giving pro forma effect to the IPO and the other transactions contemplated hereby, demonstrating, to the satisfaction of the Administrative Agent, that such ratio is not greater than
3.0 to 1.0 and (4) Adjusted EBITDA for the twelve (12) consecutive months ending on March 31, 2002 after giving pro forma effect to the IPO and the other transactions contemplated hereby, demonstrating, to the reasonable satisfaction of the Administrative Agent, that such Adjusted EBITDA equals or exceeds $55,000,000.

                    (iii) Payment at Closing; Fee Letters. The Borrower shall have paid to the Administrative Agent and the Lenders the fees set forth or referenced in Section 5.3 and any other accrued and unpaid fees or commissions due hereunder (including, without limitation, legal fees and expenses) as of the Original Closing Date and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.

                    (iv) Audit of Accounts Receivable. The Administrative Agent shall have received an audit of Accounts Receivable performed by an independent auditor acceptable to the Administrative Agent.

          (f) Related Transactions.

                    (i) IPO. The Borrower shall have received a minimum of $160,000,000 in Net Cash Proceeds from an initial public offering of common stock of the Borrower on terms and conditions reasonably satisfactory to the Administrative Agent (the "IPO").

                    (ii) Application of IPO Proceeds. The Borrower shall have applied the Net Cash Proceeds from the IPO (A) to repay in full all outstanding principal, accrued and unpaid interest, fees and all other obligations under the Subordinated Note Documents and terminate the Subordinated Notes, and (B) to repurchase and redeem all of the outstanding Preferred Stock, in each case on terms and conditions reasonably satisfactory to the Administrative Agent.

          (g) Miscellaneous.


                    (i) Existing Credit Agreement.The Existing Credit Agreement shall be repaid in full and terminated and all collateral security therefor shall be released and the Administrative Agent shall have received a pay-off letter in form and substance satisfactory to it evidencing such repayment, termination, reconveyance and release.

                    (ii) Other Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Administrative Agent. The Administrative Agent shall have received copies of all other documents, certificates and instruments reasonably requested thereby, with respect to the transactions contemplated by this Agreement.


          SECTION 6.3 Conditions to All Advances. The obligations of the Lenders to make any Advances (including the initial Advance), convert or continue any Loan and/or the Issuing Lender to issue or extend any Letter of Credit are subject to the satisfaction of the following conditions precedent on the relevant borrowing, continuation, conversion, issuance or extension date:

         (a) Notice of Borrowing. The Administrative Agent shall have received a Notice of Revolving Loan Borrowing or a Notice of Term Loan Borrowing or Notice of Conversion/Continuation, as applicable, from the Borrower (which in both cases shall include a certification by the chief financial officer or the treasurer of the Borrower demonstrating, to the satisfaction of the Administrative Agent, compliance with the Asset Coverage Ratio pursuant to
Section 10.5 as of the date of such Advance on a pro forma basis after giving effect to the proposed Advance) in accordance with Section 2.3(a) or Section 4.2 or Section 5.2, as applicable, and a Notice of Account Designation specifying the account or accounts to which the proceeds of any Loans made after the Original Closing Date are to be disbursed.

         (b) Continuation of Representations and Warranties. The representations and warranties contained in Article VII shall be true and correct on and as of such borrowing, continuation, conversion, extension or issuance date with the same effect as if made on and as of such date; except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date.

         (c) No Existing Default. No Default or Event of Default shall have occurred and be continuing (i) on the borrowing, continuation or conversion date with respect to such Loan or after giving effect to the Loans to be made, continued or converted on such date or (ii) on the issue date with respect to such Letter of Credit or after giving effect to the issuance or extension of such Letter of Credit on such date.

         (d) Additional Documents. The Administrative Agent shall have received each additional document, instrument, legal opinion or other item reasonably requested by it.

                                   ARTICLE VII

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

         SECTION 7.1 Representations and Warranties. To induce the Administrative Agent and Lenders to enter into this Agreement and to induce the Lenders to make Advances, the Borrower hereby represents and warrants to the Administrative Agent and Lenders both before and after giving effect to the transactions contemplated hereunder that:

         (a) Corporate Existence and Power. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted (except where the failure to be in good standing or possess such corporate power or authority would not reasonably be expected to have a Material Adverse Effect) and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect. The jurisdictions in which the Borrower and its Subsidiaries are organized and qualified to do business as of the Amendment and Restatement Closing Date are described on Schedule 7.1(a) as supplemented by the First Amendment.

         (b) Corporate Authority; Binding Effect. Each of the Borrower and its Subsidiaries has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of each of the Borrower and its Subsidiaries party thereto, and each such document constitutes the legal, valid and binding obligation of each of the Borrower and its Subsidiaries party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

         (c) Subsidiaries. Each Subsidiary of the Borrower as of the Amendment and Restatement Closing Date is listed on Schedule 7.1(c) as supplemented by the First Amendment. As of the Amendment and Restatement Closing Date, the capitalization of the Borrower and its Subsidiaries consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 7.1(c) as supplemented by the First Amendment. All outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and not subject to any preemptive or similar rights. The shareholders of the Subsidiaries of the Borrower and the number of shares owned by each as of the Amendment and Restatement Closing Date are described on
Schedule 7.1(c) as supplemented by the First Amendment. As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of capital stock of the Borrower or its Subsidiaries, except as described on Schedule 7.1(c) as supplemented by the First Amendment.

         (d) Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance by the Borrower and its Subsidiaries of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the Advances hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to the Borrower or any of its Subsidiaries,
(ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of the Borrower or any of its Subsidiaries or any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Loan Documents or (iv) require any consent or authorization of, filing with, or other act in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

         (e) Compliance with Law; Governmental Approvals. Each of the Borrower and its Subsidiaries (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties and (iii) has timely filed all material reports, documents and other materials required to be filed by it under all Applicable Laws with any Governmental Authority and has retained all material records and documents required to be retained by it under Applicable Law except where the failure to obtain or comply with such Governmental Approval or be in such compliance or file such reports, documents or other materials would not reasonably be expected to have a Material Adverse Effect.

         (f) Tax Returns and Payments. Except as otherwise disclosed on Schedule 7.1(f), each of the Borrower and its Subsidiaries has duly filed or caused to be filed all federal, state, local and other tax returns required by Applicable Law to be filed and the failure of which to file would reasonably be expected to have a Material Adverse Effect, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable. Such returns accurately reflect in all material respects all liability for taxes of the Borrower and its Subsidiaries for the periods covered thereby. As of the Original Closing Date, there is no ongoing audit or examination or, to the knowledge of the Borrower, other investigation by any Governmental Authority of the tax liability of the Borrower and its Subsidiaries. As of the Original Closing Date, no Governmental Authority has asserted any Lien or other claim against the Borrower or any Subsidiary thereof with respect to unpaid taxes which has not been discharged or resolved. The charges, accruals and reserves on the books of the Borrower and any of its Subsidiaries in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof since the organization of the Borrower and any of its Subsidiaries are in the judgment of the Borrower adequate, and the Borrower does not anticipate any additional taxes or assessments for any of such years.

         (g) Intellectual Property Matters. Each of the Borrower and its Subsidiaries owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, service mark, service mark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which the failure to own or possess would reasonably be expected to have a Material Adverse Effect. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and neither the Borrower nor any Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations, except where such revocation or liability could not reasonably be expected to have a Material Adverse Effect.

         (h) Environmental Matters. Except as set forth in Schedule 7.1(h) or on Schedule A to the Environmental Certificate delivered in connection with the closing of the Existing Credit Agreement (a copy of which Schedule A to the Environmental Certificate is attached to Schedule 7.1(h)), the Borrower and each of its Subsidiaries are in compliance in all material respects with all applicable federal, state and local laws, ordinances and regulations relating to safety and industrial hygiene or to the environmental condition, including, without limitation, all Environmental Laws in jurisdictions in which the Borrower or any of its Subsidiaries owns or operates, or has owned or operated, a facility or site, or arranges or has arranged for disposal or treatment of Hazardous Materials, accepts or has accepted for transport any Hazardous Materials, or holds or has held any interest in real property or otherwise. No demand, claim, notice, suit, suit in equity, action, administrative action or investigation whether brought by any Governmental Authority, private person or entity or otherwise, arising under, relating to or in connection with any Environmental Laws is pending against the Borrower, or any of its Subsidiaries, any real property in which the Borrower or any of its Subsidiaries holds or has held an interest or any past or present operation of the Borrower or any of its Subsidiaries, except as set forth in Schedule 7.1(h) hereto or on Schedule A to the Environmental Certificate attached thereto. Neither the Borrower nor any of its Subsidiaries (a) to the best of the Borrower's knowledge, is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Materials into the environment, (b) has received any notice of any Hazardous Materials in, or upon, any of its properties in violation of any Environmental Laws, or (c) knows of any basis for any such investigation, notice or violation, except as disclosed in Schedule 7.1(h) hereto or on Schedule A to the Environmental Certificate attached thereto, none of which will have a Material Adverse Effect. Except as set forth in Schedule 7.1(h) hereto or on Schedule A to the Environmental Certificate attached thereto, no release, threatened release or disposal of Hazardous Materials is occurring or has occurred on, under or to any property of the Borrower or any of its Subsidiaries in violation of any Environmental Laws.

         (i) ERISA. The Borrower, its Subsidiaries, their ERISA Affiliates and their respective Employee Benefit Plans are in compliance in all material respects with those provisions of ERISA and of the Code which are applicable with respect to any Employee Benefit Plan. No Prohibited Transaction and no "Reportable Event" described in Section 4043 of ERISA for which the 30-day notice period is not waived by the applicable regulations, has occurred with respect to any such Employee Benefit Plan to the extent any such failure could reasonably be expected to result in a Material Adverse Effect. Except as set forth on Schedule 7.1(i) hereto, neither the Borrower, any of its Subsidiaries nor any of their ERISA Affiliates is an employer with respect to any Multiemployer Plan. The Borrower, its Subsidiaries and their ERISA Affiliates have met the minimum funding requirements under ERISA and the Code with respect to each of their respective Employee Benefit Plans, if any, and have not incurred (i) any current, outstanding liability to the PBGC or (ii) any past due liability to any Employee Benefit Plan. The execution, delivery and performance of this Agreement, the Notes, the other Loan Documents and the other documents executed or to be executed in connection herewith or therewith do not constitute a Prohibited Transaction. There is no material Unfunded Benefit Liability, determined in accordance with Section 4001(a)(18) of ERISA, with respect to any Plan of the Borrower, any of its Subsidiaries or their ERISA Affiliates.

          (j) Margin Stock. Neither the Borrower nor any Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used, directly or indirectly, in Regulation T, U or X of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors. "Margin stock" (as such term is defined or used, directly or indirectly, in Regulation T, U or X of the Board of Governors of the Federal Reserve System) constitutes less than twenty-five percent (25%) of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge or other restriction under this Agreement or any other Loan Document. None of the Collateral is comprised of "margin stock" (as such term is defined or used, directly or indirectly, in Regulation T, U or X of the Board of Governors of the Federal Reserve System).

         (k) Government Regulation. Neither the Borrower nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended) and neither the Borrower nor any Subsidiary thereof is, or after giving effect to any Advance will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

         (l) Material Contracts. Schedule 7.1(l), as supplemented by the First Amendment, sets forth a complete and accurate list of all Material Contracts of the Borrower and its Subsidiaries (other than Signal and its Subsidiary) in effect as of the Original Closing Date not listed on any other Schedule hereto and of Signal and its Subsidiary on the Amendment and Restatement Closing Date; other than as set forth in Schedule 7.1(l), each such Material Contract is, and after giving effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof. Neither the Borrower nor any Subsidiary (nor, to the knowledge of the Borrower, any other party thereto) is in breach of or in default under any Material Contract in any material respect.

         (m) Employee Relations. Each of the Borrower and its Subsidiaries has a stable work force in place and is not, as of the Original Closing Date, party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees except as set forth on Schedule 7.1(m). The Borrower knows of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries.

         (n) Broker's Fees. Neither the Borrower nor any of its Subsidiaries has retained an investment banker, broker or finder in connection with the transactions contemplated by this Agreement and no broker's fees or commissions are payable by the Borrower or any Subsidiary thereof in connection therewith as a result of any action or inaction on its part.

          (o) Financial Statements. The (i) audited Consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2001 and the related audited statements of income and retained earnings and cash flows for the Fiscal Year then ended and (ii) unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of March 31, 2002 and related unaudited interim statements of income and retained earnings, copies of which have been furnished to the Administrative Agent and each Lender, are complete and correct and fairly present on a Consolidated basis the assets, liabilities and financial position of the Borrower and its Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended (other than customary year-end adjustments for unaudited financial statements). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. For the fiscal period covered by the foregoing financial statements, the Borrower and its Subsidiaries had no Debt or off-balance sheet or contingent indebtedness, obligation or other unusual forward or long-term commitment which is not fairly reflected in the foregoing financial statements or in the notes thereto.

         (p) No Material Adverse Change. Since December 31, 2001, there has been no material adverse change in the business, properties, operations or condition (financial or otherwise) of the

Borrower and its Subsidiaries, taken as a whole, and no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect.

         (q) Solvency. After giving effect to this Agreement, the Notes, the other Loan Documents and the transactions contemplated hereby, the Security Documents and the performance of the Borrower and the Subsidiaries under this Agreement and the Guaranty Agreements, on a Consolidated basis, (a) the present salable value and fair value of the Borrower's and the Subsidiaries' property are (i) greater than the total amount of their liabilities (including identified contingent liabilities, valued as the maximum amount that could reasonably be expected to become an actual or matured liability), and (ii) greater than the amount that would be required to pay their probable aggregate liability on their then existing debts as they become absolute and matured; (b) the Borrower's and the Subsidiaries' property does not constitute an unreasonable amount of capital in relation to their business or any contemplated or undertaken transaction; and
(c) the Borrower and the Subsidiaries do not intend to incur, or believe that they will incur, debts beyond their ability to pay such debts as they become due (the foregoing financial condition, "Solvent"). This Agreement and the other documents executed in connection herewith have been delivered by the Borrower and the Subsidiaries in good faith and in exchange for equivalent consideration. Neither the Borrower nor any Subsidiary has executed such documents, or made any transfer or incurred any obligations thereunder or in connection therewith, with the actual intent to hinder, defraud or delay either present or future creditors.

         (r) Titles to Properties. Each of the Borrower and its Subsidiaries has such title to the real property owned or leased by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, including, but not limited to, those reflected on the balance sheets of the Borrower and its Subsidiaries delivered pursuant to
Section 7.1(o), except those which have been disposed of by the Borrower or its Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder.

         (s) Liens. None of the properties and assets of the Borrower or any Subsidiary thereof is subject to any Lien, except Liens permitted pursuant to
Section 11.2. No financing statement under the Uniform Commercial Code of any state which names the Borrower or any Subsidiary thereof or any of their respective trade names or divisions as debtor and which has not been terminated, has been filed in any state or other jurisdiction and neither the Borrower nor any Subsidiary thereof has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect those Liens permitted by Section 11.2 hereof.

         (t) Debt and Guaranty Obligations. Schedule 7.1(t) is a complete and correct listing of all Debt and Guaranty Obligations of the Borrower and its Subsidiaries as of the Original Closing Date in excess of $1,000,000. The Borrower and its Subsidiaries have performed and are in compliance with all of the terms of such Debt and Guaranty Obligations and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default on the part of the Borrower or its Subsidiaries exists with respect to any such Debt or Guaranty Obligation.

         (u) Litigation. Except for matters existing on the Original Closing Date and set forth on Schedule 7.1(u), there are no actions, suits or proceedings pending nor, to the best knowledge of the Borrower and/or each Subsidiary, threatened against or in any other way relating adversely to or affecting the Borrower or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority which would reasonably be expected to have a Material Adverse Effect.

         (v) Absence of Defaults. No event has occurred or is continuing which constitutes a Default or an Event of Default, or which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by the Borrower or any Subsidiary thereof under any Material Contract or judgment, decree or order to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries or any of their respective properties may be bound or which would require the Borrower or any of its Subsidiaries to make any payment in excess of $1,000,000 thereunder prior to the scheduled maturity date therefor.

         (w) Senior Debt Status. The Obligations of the Borrower and each of its Subsidiaries under this Agreement and each of the other Loan Documents ranks and shall continue to rank at least senior in priority of payment to all Subordinated Debt and all senior unsecured Debt of each such Person and is designated as "Senior Indebtedness" under all instruments and documents, now or in the future, relating to all Subordinated Debt and all senior unsecured Debt of such Person.

         (x) Government Contracts. No notice of suspension, debarment, cure notice, show cause notice or notice of termination for default which could reasonably be expected to have a Material Adverse Effect has been issued by the U.S. Government to the Borrower or any Subsidiary, and neither the Borrower nor any Subsidiary is a party to any pending, or to the Borrower's or any Subsidiary's knowledge threatened, suspension, debarment, termination for default issued by the U.S. Government or other adverse U.S. Government action or proceeding in connection with any contract with the U.S. Government which could reasonably be expected to have a Material Adverse Effect.

         (y) Bank Accounts. As of the Original Closing Date, except for the accounts listed on Schedule 7.1(y), none of the Borrower or its Subsidiaries maintained any account, agreement or safe deposit arrangement in excess of $250,000 in any one account, and the amounts maintained in any accounts that are not listed on Schedule 7.1(y) do not exceed $2,000,000 in the aggregate.

         (z) Disclosure. No report or other information furnished in writing or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender in connection with the negotiation or administration of this Agreement contains any material misstatement of fact or omits to state any material fact or any fact necessary to make the statements contained therein not misleading when made or deemed made. Neither this Agreement, the Notes, the other Loan Documents, the Confidential Information Memorandum dated April 2002, the Confidential Information Memorandum dated August 2002, the other documents executed or to be executed in connection herewith nor any other document, certificate, or report or statement or other information furnished to the Administrative Agent and the Lenders by or on behalf of the Borrower or any of its Subsidiaries in connection with the transactions contemplated hereby or thereby contains any untrue statement of a material fact or omits to state a material fact in order to make the statements contained herein and therein not misleading when made or deemed made. There is no fact known to the Borrower or any Subsidiary which presently has resulted in a Material Adverse Effect, or which in the future could reasonably be expected to have a Material Adverse Effect, which has not been set forth in this Agreement or in the other documents, certificates, statements, reports and other information furnished in writing to the Administrative Agent and the Lenders by or on behalf of the Borrower or any of its Subsidiaries in connection with the transactions contemplated hereby.

         SECTION 7.2 Survival of Representations and Warranties, Etc. All representations and warranties set forth in this Article VII and all representations and warranties contained in any certificate, or any of the Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Original Closing Date (except those that are expressly made as of a specific date), shall survive the Original Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

                                  ARTICLE VIII

                        FINANCIAL INFORMATION AND NOTICES

         Until all the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 14.11, the Borrower will furnish or cause to be furnished to the Administrative Agent at the Administrative Agent's Office at the address set forth in Section 14.1 and to the Lenders at their respective addresses as set forth in the Register and/or provided to the Administrative Agent or Borrower from time to time, or such other office as may be designated by the Administrative Agent and Lenders from time to time:

          SECTION 8.1 Financial Statements and Projections.


         (a) Quarterly Financial Statements. As soon as practicable and in any event within forty-five (45) days after the end of each fiscal quarter (other than the last fiscal quarter of a Fiscal Year) and, if such date is earlier, on the date of any required public filing thereof, an unaudited Consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated and consolidating statements of income, retained earnings and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the corresponding period in the preceding Fiscal Year and prepared by the Borrower in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of the Borrower to present fairly in all material respects the financial condition of the Borrower and its Subsidiaries on a Consolidated and consolidating basis as of their respective dates and the results of operations of the Borrower and its Subsidiaries for the respective periods then ended, subject to normal year end adjustments. The financial statements delivered pursuant to this Section 8.1(a) shall be accompanied by (i) a schedule providing, in form and substance satisfactory to the Administrative Agent, a consolidating break-out of the Borrower and the Subsidiaries taken as a whole, (ii) an updated Schedule 1A to the financial condition certificate of the Borrower provided pursuant to Section 6.2(e)(ii), showing (X) Approved EBITDA Adjustments and (Y) Permitted Acquisition EBITDA (including a separate listing of Permitted Acquisition EBITDA Adjustments), in each case of the Borrower and its Subsidiaries for the last twelve months then ended, in form and substance satisfactory to the Administrative Agent, and (iii) a supplement to Schedule 1B to the financial condition certificate of the Borrower provided pursuant to
Section 6.2(e)(ii), showing all Veritect Discontinued Operations Charges accruing from the Original Closing Date through the most recent fiscal quarter end, in form and substance satisfactory to the Administrative Agent.

         (b) Annual Financial Statements. As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year and, if such date is earlier, on the date of any required public filing thereof, an audited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the preceding Fiscal Year and prepared in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by an independent certified public accounting firm acceptable to the Administrative Agent that is not qualified with respect to scope limitations imposed by the Borrower or any of its Subsidiaries or with respect to accounting principles followed by the Borrower or any of its Subsidiaries not in accordance with GAAP and does not have any other material qualification or exception. The financial statements delivered pursuant to this
Section 8.1(b) shall be accompanied by a schedule reviewed by such accountants providing, in form and substance reasonably satisfactory to the Administrative Agent, a consolidating break-out of the Borrower and the Subsidiaries.

         (c) Annual Business Plan and Financial Projections. As soon as practicable and in any event no later than the beginning of each Fiscal Year, a business plan of the Borrower and its Subsidiaries for the ensuing four (4) fiscal quarters, such plan to be prepared in accordance with GAAP and to include, on a quarterly basis, the following: a quarterly operating and capital budget, a projected income statement, statement of cash flows and balance sheet and a report containing management's discussion and analysis of such projections, accompanied by a certificate from the chief financial officer of the Borrower to the effect that, to the best of such officer's knowledge, such projections are good faith estimates (utilizing reasonable assumptions) of the financial condition and operations of the Borrower and its Subsidiaries for such period.

         (d) Securities and Exchange Commission Reports. Promptly after sending or filing thereof, copies of all reports, proxy statements, registration statements, prospectuses and financial statements which the Borrower or any of its Subsidiaries sends to or files with any of their respective security holders or any securities exchange or the Securities and Exchange Commission or any successor agency thereto.

         SECTION 8.2 Officer's Compliance Certificate. Commencing with the fiscal quarter ending December 31, 2002, at each time financial statements are delivered pursuant to Sections 8.1 (a) or (b) and at such other times as the Administrative Agent shall reasonably request, a certificate of the chief financial officer or the treasurer of the Borrower in the form of Exhibit F attached hereto (an "Officer's Compliance Certificate").

         SECTION 8.3 Accountants' Certificate. At each time financial statements are delivered pursuant to Section 8.1(b), a certificate of the independent public accountants certifying such financial statements addressed to the Administrative Agent for the benefit of the Lenders stating that in making the examination necessary for the certification of such financial statements, they obtained no knowledge of any Default or Event of Default in respect of Articles X or XI hereof or, if such is not the case, specifying such Default or Event of Default and its nature and period of existence.

         SECTION 8.4 Other Certificates and Reports.

         (a) Within thirty (30) days of the receipt thereof, copies of all reports, if any, submitted to the Borrower or its Board of Directors by its independent public accountants in connection with their auditing function, including, without limitation, any management report and any management responses thereto;

         (b) As soon as available, but no event later than thirty (30) days after the end of each calendar month, an asset coverage certificate substantially in the form of Exhibit M hereto, showing compliance with Section
10.5 hereof, including summary accounts receivable information, in form and substance satisfactory to the Administrative Agent and such other additional information as is reasonably requested by the Administrative Agent in connection with such calculation with respect to accounts receivable; and

         (c) Such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries as the Administrative Agent or any Lender may reasonably request.

         SECTION 8.5 Notice of Litigation and Other Matters. Promptly provide (but in no event later than ten (10) days after an officer of the Borrower obtains knowledge thereof) telephonic and written notice of:

         (a) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving the Borrower or any Subsidiary thereof or any of their respective properties, assets or businesses, in each case, which could reasonably be expected to have a Material Adverse Effect;

         (b) any notice of any violation received by the Borrower or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws which in any such case could reasonably be expected to have a Material Adverse Effect;

         (c) any labor controversy that has resulted in, or, in management's judgment, is reasonably likely to result in, a strike or other work action against the Borrower or any Subsidiary thereof;

         (d) any attachment, judgment, lien, levy or order exceeding $250,000 that may be assessed against or to the Borrower's knowledge, threatened against the Borrower or any Subsidiary thereof;

         (e) (i) any Default or Event of Default, or (ii) any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any contract to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any Subsidiary thereof or any of their respective properties may be bound, which event could reasonably be expected to have a Material Adverse Effect;

         (f) (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by the Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) the Borrower obtaining knowledge or reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA; and

         (g) any event which makes any of the representations set forth in
Section 7.1 inaccurate in any material respect.

         SECTION 8.6 Accuracy of Information. All written information, reports, statements and other papers and data furnished by or on behalf of the Borrower to the Administrative Agent or any Lender whether pursuant to this Article VIII or any other provision of this Agreement, or any of the Security Documents, shall be, at the time the same is so furnished, comply with the representations and warranties set forth in Section 7.1(z).

                                   ARTICLE IX

                              AFFIRMATIVE COVENANTS

         Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner provided for in Section 14.11, the Borrower will, and will cause each of its Subsidiaries to:

         SECTION 9.1 Preservation of Legal Existence and Related Matters. Except as permitted by Section 11.4, preserve and maintain its separate legal existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign business entity and authorized to do business in each jurisdiction where the nature and scope of its activities require it to so qualify under Applicable Law, except where the failure to maintain such rights, franchises, licenses and privileges as to be so qualified or authorized could not reasonably be expected to have a Material Adverse Effect.

         SECTION 9.2 Maintenance of Property. In addition to the requirements of any of the Security Documents, protect and preserve all properties useful in and material to its business, including copyrights, patents, trade names, service marks and trademarks; maintain in good working order and condition all buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         SECTION 9.3 Insurance. Maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law and as are required by any Security Documents, and on the Original Closing Date and from time to time thereafter deliver to the Administrative Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

         SECTION 9.4 Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

         SECTION 9.5 Payment and Performance of Obligations. Pay and perform all Obligations under this Agreement and the other Loan Documents, and pay or perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (b) all other indebtedness, obligations and liabilities in accordance with customary trade practices; provided, that the Borrower or such Subsidiary may contest any item described in clauses (a) or (b) of this Section 9.5 in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

         SECTION 9.6 Compliance With Laws and Approvals. Observe and remain in compliance in all material respects with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business.

         SECTION 9.7 Environmental Laws. In addition to and without limiting the generality of Section 9.6, (a) comply with, and ensure such compliance by all tenants and subtenants with all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants, if any, obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws, and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the presence of Hazardous Materials, or the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower or any such Subsidiary, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

         SECTION 9.8 Compliance with ERISA. In addition to and without limiting the generality of Section 9.6, (a) comply with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans in all material respects, (b) not take any action or fail to take action the result of which could be (i) a liability to the PBGC or (ii) a past due liability to any Multiemployer Plan, (c) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code, (d) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code except to the extent such failure to comply could not reasonably be expected to have a Material Adverse Effect and (e) furnish to the Administrative Agent upon the Administrative Agent's request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent.

         SECTION 9.9 Compliance With Agreements. Comply in all respects with each material term, condition and provision of all leases, agreements and other instruments entered into in the conduct of its business including, without limitation, any Material Contract; provided, that the Borrower or any such Subsidiary may contest any such lease, agreement or other instrument in good faith through applicable proceedings so long as adequate reserves are maintained in accordance with GAAP.

         SECTION 9.10 Visits and Inspections. Except to the extent that Borrower is advised by the U.S. Government that the following would result in a breach of any national security requirements under agreements with the U.S. Government, at reasonable times and upon reasonable notice (provided that no such notice shall be required if a Default or Event of Default shall have occurred and be continuing), permit representatives of the Administrative Agent or any Lender, from time to time, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

         SECTION 9.11 Additional Subsidiaries. Within thirty (30) Business Days after any Subsidiary of the Borrower, which is created or acquired after the Original Closing Date, engages in any business operations or owns assets with a fair market value in excess of $50,000, cause to be executed and delivered to the Administrative Agent (i) duly executed Collateral Agreements and Guaranty Agreements (or joinders thereto), (ii) such other instruments and documents and other items of the type required to be delivered pursuant to Section 6.2(c), all in form and substance reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent to obtain a first priority perfected security interest in all personal property of such Subsidiary (subject to Permitted Liens); provided that if such Subsidiary is a Foreign Subsidiary of the Borrower, (a) such Foreign Subsidiary shall not be required to execute or join the Collateral Agreement or the Guaranty Agreement, or to otherwise guaranty the Obligations hereunder, and (b) the Borrower shall pledge to the Administrative Agent no more than sixty-five percent (65%) (or such greater percentage which would not result in material adverse tax consequences to the Borrower) of the capital stock or other equity interests of such Foreign Subsidiary; and (iii) favorable legal opinions addressed to the Administrative Agent and Lenders in form and substance reasonably satisfactory thereto with respect to such Collateral Agreements and Guaranty Agreements (or joinders thereto) and such other documents and closing certificates as may be requested by the Administrative Agent. The Borrower shall notify the Administrative Agent, within ten (10) Business Days after the occurrence thereof, of the acquisition of any property by the Borrower or any Subsidiary that is of the same type and character of the Collateral subject to any Security Document, but that is not subject to the existing Security Documents (including pursuant to any after-acquired property provisions thereof), any Person's becoming a Subsidiary and any other event or condition that may require additional action of any nature in order to preserve the effectiveness and perfected status of the liens and security interests of the Lenders and the Administrative Agent with respect to such property pursuant to the Security Documents.

         SECTION 9.12 Use of Proceeds. The Borrower shall use the proceeds of the Advances (a) to finance the acquisition of Capital Assets by the Borrower and its Subsidiaries in the ordinary course of business, (b) to refinance all Debt outstanding under the Existing Credit Agreement, as contemplated by Section
6.2 and any other Debt outstanding immediately prior to the Original Closing Date, and (c) for working capital and general corporate requirements of the Borrower and its Subsidiaries, including the Signal Acquisition, the Software Acquisition and other Permitted Acquisitions, and the payment of certain fees and expenses incurred in connection with the transactions contemplated by this Agreement and the other Loan Documents.

         SECTION 9.13      Intercompany Loans; Dividends by Pacific Sierra.

         (a) Intercompany Loans. In the event that the Borrower or any of the Subsidiaries incurs any Debt for borrowed money to any other Subsidiary or to the Borrower and such Debt is evidenced by one or more promissory notes, the Borrower or such Subsidiary, as the case may be, shall execute and deliver a subordination agreement in favor of the Administrative Agent and the Lenders, subordinating such Debt to the Debt of the Borrower and the Subsidiaries to the Administrative Agent and the Lenders under this Agreement, in substantially the form of Exhibit K, and shall deliver the originals of such promissory notes to the Administrative Agent as additional security under the Security Documents.

         (b) Dividends by Pacific Sierra. As soon as practicable and in any event within forty-five (45) days following the receipt by Pacific Sierra of any revenue, cause Pacific Sierra to declare and make a dividend or distribution in an amount equal to the sum of (a) the amount of such revenue less (b) the amount or all ordinary course corporate overhead and operating expenses of Pacific Sierra.

         SECTION 9.14 Assignment of Federal Claims. At the request of the Administrative Agent or the Required Lenders at any time and from time to time after the occurrence and during the continuation of a Default or an Event of Default, the Borrower shall deliver to the Administrative Agent the Assignments of Federal Claims with respect to any contract with or account receivable payable by the U.S. Government.

         SECTION 9.15 Maintenance of Debt Rating. Maintain the rating of senior secured Debt of the Borrower from each of Standard & Poor's Ratings Service, a division of The

McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc. that is in existence on the Original Closing Date.

         SECTION 9.16 Further Assurances. Make, execute and deliver all such additional and further acts, things, deeds and instruments as the Administrative Agent or any Lender may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Administrative Agent and the Lenders their respective rights under this Agreement, the Notes, the Letters of Credit and the other Loan Documents.

                                    ARTICLE X

                               FINANCIAL COVENANTS

         Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 14.11, the Borrower and its Subsidiaries on a Consolidated basis will not:

         SECTION 10.1 Total Leverage Ratio. As of the fiscal quarter ending on December 31, 2002 and thereafter as of any fiscal quarter end during any period set forth below, permit the ratio (the "Total Leverage Ratio") of (a) the difference between (i) Total Debt as of such date and (ii) (A) if there are no outstanding Revolving Credit Loans as of the end of such fiscal quarter an amount (not to exceed $25,000,000) equal to the amount of cash and Cash Equivalents of the Borrower and its Subsidiaries which is available for immediate application to repay Obligations without any restrictions as of such date or (B) if there are outstanding Revolving Credit Loans as of the end of such fiscal quarter, an amount equal to $0 to (b) Adjusted EBITDA for the period of four (4) consecutive fiscal quarters ending on such date to be greater than the corresponding ratio set forth below:

        PERIOD                                                                      MAXIMUM RATIO
        ------                                                                      -------------

        October 1, 2002 through December 31, 2002                                    3.75 to 1.0
        January 1, 2003 through March 31, 2003                                       3.50 to 1.0
        April 1, 2003 through September 30, 2003                                     3.25 to 1.0
        October 1, 2003 through September 30, 2004                                   3.00 to 1.0
        October 1, 2004 through September 30, 2005                                   2.75 to 1.0
        Thereafter                                                                   2.50 to 1.0


         SECTION 10.2 Fixed Charge Coverage Ratio. As of the fiscal quarter ending on December 31, 2002 and thereafter as of any fiscal quarter end during any period set forth below, permit the ratio of (a) Adjusted EBITDA for the period of four (4) consecutive fiscal quarters ending on such date to (b) the sum of (i) Interest Expense paid in cash, (ii) cash taxes, (iii) actual scheduled principal payments with respect to Debt made after the Original Closing Date, and (iv) Capital Expenditures, in each case for the period of four
(4) consecutive fiscal quarters ending on such date to be less than the corresponding ratio set forth below:

        PERIOD                                                                      MINIMUM RATIO
        ------                                                                      -------------
        October 1, 2002 through September 30, 2005                                   1.20 to 1.00
        October 1, 2005 through September 30, 2006                                   1.25 to 1.00
        October 1, 2006 through September 30, 2007                                   1.30 to 1.00
        October 1, 2007 and thereafter                                               1.35 to 1.00


provided that, for the purposes of this Section 10.2 only, Interest Expense (including Interest Expense used in the calculation of Adjusted EBITDA) shall be calculated as follows: (i) for the one fiscal quarter period ending December 31, 2002, Interest Expense shall be calculated by multiplying the actual amount of Interest Expense for such fiscal quarter by four (4), (ii) for the two fiscal quarter period ending March 31, 2003, Interest Expense shall be calculated by multiplying the actual amount of Interest Expense for such two (2) fiscal quarters by two (2) and (iii) for the three fiscal quarter period ending June 30, 2003, Interest Expense shall be calculated by multiplying the actual amount of Interest Expense for such three (3) fiscal quarters by four-thirds (4/3).

         SECTION 10.3 Capital Expenditures. Permit Capital Expenditures to exceed during the periods set forth below the corresponding number set forth below:

         FISCAL YEAR                                                            MAXIMUM CAPITAL
         -----------                                                            ---------------
                                                                                 EXPENDITURE
                                                                                 -----------
         2002                                                                   $17,000,000
         2003                                                                   $21,000,000
         2004                                                                   $23,000,000
         2005                                                                   $25,500,000
         2006                                                                   $28,500,000
         Each Fiscal Year Thereafter                                            $32,500,000


         SECTION 10.4 Minimum Adjusted EBITDA. As of the fiscal quarter ending on December 31, 2002 and thereafter as of any fiscal quarter end during any period set forth below, permit Adjusted EBITDA for the four (4) consecutive fiscal quarters ending on such date to be less than the sum of (a) the corresponding amount set forth below plus (b) an amount equal to eighty-five percent (85%) of the aggregate amount of all Permitted Acquisition EBITDA (determined with respect to any Permitted Acquisition on the closing date of such Permitted Acquisition based on the EBITDA of such acquired entity for the immediately preceding four (4) fiscal quarter period), which amount set forth in clause (b) above shall be carried forward for each subsequent period in the table set forth below:

                                                                                         MINIMUM
        PERIOD                                                                       ADJUSTED EBITDA
        ------                                                                       ---------------
        October 1, 2002 through December 31, 2002                                      $78,000,000
        January 1, 2003 through March 31, 2003                                         $80,000,000
        April 1, 2003 through September 30, 2003                                       $82,500,000
        October 1, 2003 through September 30, 2004                                     $85,000,000
        October 1, 2004 through September 30, 2005                                     $90,000,000
        October 1, 2005 through September 30, 2006                                    $100,000,000

        October 1, 2006 through September 30, 2007                                    $110,000,000
        Thereafter                                                                    $120,000,000


Following any Permitted Acquisition, this table shall be deemed to be automatically revised to reflect the adjustment of the Minimum Adjusted EBITDA amounts in accordance with clause (b) above.

         SECTION 10.5 Asset Coverage Ratio. As of the end of each calendar month during any period set forth below, permit the ratio (the "Asset Coverage Ratio") of (a) the net book value of Accounts Receivable (determined in accordance with GAAP) to (b) Senior Debt to be less than the corresponding ratio set forth below for such date of calculation:


         PERIOD                                                        RATIO
         ------                                                        -----

October 1, 2002 through March 31, 2003                                 .75 to 1.00

April 1, 2003 through September 30, 2003                               .80 to 1.00

October 1, 2003 through December 31, 2003                              .85 to 1.00

January 1, 2004 through March 31, 2004                                 .95 to 1.00

April 1, 2004 through June 30, 2004                                    1.00 to 1.00

July 1, 2004 through September 30, 2005                                1.10 to 1.00

Thereafter                                                             1.25 to 1.00


                                   ARTICLE XI

                               NEGATIVE COVENANTS

         Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 14.11, the Borrower has not and will not permit any of its Subsidiaries to:

         SECTION 11.1 Limitations on Debt. Create, incur, assume or suffer to exist any Debt except:

          (a) the Obligations (excluding Hedging Agreements permitted pursuant to Section 11.1(c));

          (b) Subordinated Debt of the Borrower approved in writing by the Required Lenders prior to issuance thereof;

         (c) Debt incurred in connection with a Hedging Agreement with a counterparty and upon terms and conditions (including interest rate) reasonably satisfactory to the Administrative Agent; provided, that any counterparty that is a Lender shall be deemed satisfactory to the Administrative Agent;

         (d) Debt existing on the Original Closing Date and not otherwise permitted under this Section 11.1, as set forth on Schedule 7.1(t) or shown on the financial statements for the period ended March 31, 2002 delivered to the Administrative Agent pursuant to Section 7.1(o), and the renewal and refinancing (but not the increase in the aggregate principal amount) thereof;

          (e) Debt of the Borrower and its Subsidiaries (excluding Pacific Sierra) incurred in connection with Capital Leases in an aggregate amount not to exceed $15,000,000 at any time;

          (f) purchase money Debt of the Borrower and its Subsidiaries (excluding Pacific Sierra) in an aggregate amount not to exceed $5,000,000 at any time;

          (g) Guaranty Obligations in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders;

          (h) Guaranty Obligations with respect to Debt permitted pursuant to subsections (a) through (e) of this Section 11.1;

          (i) Indebtedness of the Borrower or any Subsidiary of the Borrower owing to the Borrower or to any Subsidiary (excluding Pacific Sierra); provided that both the creditor and the debtor in such transaction have executed a subordination agreement substantially in the form of Exhibit K hereto; and

          (j) the Signal Subordinated Financing;

provided, that no agreement or instrument with respect to Debt permitted to be incurred by this Section shall restrict, limit or otherwise encumber (by covenant or otherwise) the ability of any Subsidiary of the Borrower to make any payment to the Borrower or any of its Subsidiaries (in the form of dividends, intercompany advances or otherwise) for the purpose of enabling the Borrower to pay the Obligations.

         SECTION 11.2 Limitations on Liens. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets or properties (including without limitation shares of capital stock or other ownership interests), real or personal, whether now owned or hereafter acquired, except the following (collectively, "Permitted Liens"):

         (a) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) (i) not yet due or (ii) as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired or (iii) which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

         (b) Liens (other than any Lien imposed by ERISA or any Environmental
Law) created and maintained in the ordinary course of business which would not reasonably be expected to have a Material Adverse Effect on the business or operations of the Borrower and its Subsidiaries, taken as a whole, and which constitute (A) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, (B) good faith deposits in connection with bids, tenders, contracts or leases to which the Borrower or any of its Subsidiaries is a party for a purpose other than borrowing money or obtaining credit, including rent security deposits, (C) Liens imposed by law, such as those of carriers, warehousemen and mechanics, if payment of the obligation secured thereby is not yet due, (D) Liens securing taxes, assessments or other governmental charges or levies not yet subject to penalties for nonpayment, and (E) pledges or deposits to secure public or statutory obligations of the Borrower or any of its Subsidiaries;

         (c) Liens affecting real property which constitute minor survey exceptions or defects or irregularities in title, minor encumbrances, easements or reservations of, or rights of others for, rights-of-way, sewers, electric lines, telephone lines and other similar purposes, or zoning or other restrictions as to the use of such real property, provided that all of the foregoing, in the aggregate, do not at any time materially detract from the value of said properties or materially impair their use in the operation of the businesses of the Borrower or any of its Subsidiaries;

          (d) Liens of the Administrative Agent for the benefit of the Administrative Agent and the Lenders;

          (e) Liens not otherwise permitted by this Section 11.2 and in existence on the Original Closing Date and described on Schedule 11.2; provided that each Lien described in Section 11.2 hereto may be suffered to exist upon the same terms as those existing on the Original Closing Date, but no extension or renewal thereof which would result in a Default or an Event of Default hereunder shall be permitted; and

         (f) Liens not affecting real property securing Debt permitted under Sections 11.1(e) and (f); provided that (i) such Liens shall be created within six (6) months of the acquisition or lease of the related asset, (ii) such Liens do not at any time encumber any property other than the property financed by such Debt, (iii) the amount of Debt secured thereby is not increased and (iv) the principal amount of Debt secured by any such Lien shall at no time exceed one hundred percent (100%) of the original purchase price or lease payment amount of such property at the time it was acquired.

         SECTION 11.3 Limitations on Loans, Advances, Investments and Acquisitions. Purchase, own, invest in or otherwise acquire, directly or indirectly, any capital stock, interests in any partnership or joint venture (including without limitation the creation or capitalization of any Subsidiary), evidence of Debt or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or Advances to, or any investment in cash or by delivery of property in, any Person except:

         (a) investments, loans and advances (i) in Subsidiaries which such Subsidiaries are in existence on the Original Closing Date, and which comply with the terms of Section 11.1, if applicable; provided that neither the Borrower, nor any Subsidiary thereof, shall make any new investments, loans or advances in or to Pacific Sierra after the Original Closing Date, (ii) in Subsidiaries formed or acquired after the Original Closing Date so long as the Borrower and its Subsidiaries comply with the applicable provisions of Section 9.11 and Section 11.3(e), as applicable, and (iii) the other loans, advances and investments described on Schedule 11.3 existing on the Original Closing Date;

         (b) investments in promissory notes from officers or employees of the Borrower or a Subsidiary for stock issued to such officers or employees pursuant to the Stock Incentive Plan;

         (c) investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one hundred twenty (120) days from the date of acquisition thereof, (ii) commercial paper maturing no more than one hundred twenty (120) days from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than one hundred twenty (120) days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of "A" or better by a nationally recognized rating agency; provided, that the aggregate amount invested in such certificates of deposit shall not at any time exceed $5,000,000 for any one such certificate of deposit and $10,000,000 for any one such bank, or (iv) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder, all of the foregoing investments, "Cash Equivalents";

         (d) loans and advances to officers and employees not otherwise permitted pursuant to Section 11.3(c) in the ordinary course of business as part of a compensation package or for business expenses (excluding travel and related expenses) in an aggregate outstanding amount not to exceed (i) $100,000 per person or (ii) $1,000,000, at any time; and

         (e) investments by the Borrower or any of its Subsidiaries in the form of acquisitions of all or substantially all of the business or a line of business (whether by the acquisition of capital stock, assets or any combination thereof) of any other Person if the Borrower and its Subsidiaries promptly comply with Section 9.11 hereof (each, a "Permitted Acquisition"); provided that:

                    (i) the Person to be acquired shall be a going concern, engaged in a business, or the assets to be acquired shall be used in a business, similar or complimentary to the line of business of the Borrower and its Subsidiaries, and such acquisition shall have been approved by the board of directors or equivalent governing body (or the shareholders) of the seller and/or the Person to be acquired;

                    (ii) the Borrower or its Subsidiary, as applicable, shall be the surviving Person and no Change in Control shall have been effected thereby;

                    (iii) the Borrower or its Subsidiary, as applicable, is in compliance with the covenants contained in Article X after giving effect to such acquisition;

                    (iv) no Default or Event of Default shall have occurred and be continuing both before and after giving effect to the acquisition;

                    (v) the Borrower shall demonstrate, to the reasonable satisfaction of the Administrative Agent (A) pro forma compliance with the covenants contained in Sections 10.1, 10.2, 10.4 and 10.5 as of the most recent month and for which financial information is available (as reasonably determined by the Administrative Agent) after giving effect to the proposed acquisition, and (B) the sum of (I) Total Leverage Ratio, after giving effect to the acquisition on a pro forma basis plus (II) an additional margin ratio of 0.25 to 1.0 does not exceed the maximum Total Leverage Ratio then permitted pursuant to
          Section 10.1;

                    (vi) the Borrower shall have delivered written notice of such proposed acquisition to the Administrative Agent, which notice shall include the proposed closing date of the acquisition, not less than thirty (30) calendar days prior to such proposed closing date;

                    (vii) to the extent requested by the Administrative Agent, the Borrower shall have delivered to the Administrative Agent copies of (A) the Permitted Acquisition Documents, which shall be in form and substance reasonably satisfactory to the Administrative Agent and shall be delivered to the Administrative Agent promptly upon the finalization thereof and (B) the Permitted Acquisition Diligence Information, which shall be in form and substance reasonably satisfactory to the Administrative Agent, not less than fifteen (15) calendar days prior to the proposed closing date of such acquisition;

                    (viii) the Borrower shall have at least $15,000,000 in availability under the Revolving Credit Facility after giving effect to the proposed acquisition;

                    (ix) the Person to be acquired shall demonstrate positive EBITDA for the most recent two (2) year period then ended, both prior to the acquisition and after giving effect thereto, by providing the Administrative Agent and Lenders copies of the most recent financial statements and projections, all in form and substance reasonably satisfactory to the Administrative Agent and Lenders; and

                    (x) prior to the closing of the proposed acquisition, the Borrower shall have identified all requested Permitted Acquisition EBITDA Adjustments to the Administrative Agent in writing, and the Administrative Agent shall have approved, in its sole discretion, any such requested Permitted Acquisition EBITDA Adjustments, in connection with such Permitted Acquisition; provided that such Permitted Acquisition EBITDA Adjustments must not exceed twenty percent (20%) of the acquisition target's actual EBITDA for the twelve (12) months prior to the acquisition.

                    (xi) the Borrower shall have obtained the prior written consent of the Required Lenders prior to the consummation of any acquisition, or series of related acquisitions:

                    (A) if the aggregate cash consideration to be paid in connection with such proposed acquisition or series of related acquisitions would exceed the sum of (I) $25,000,000 plus (II) an amount equal to the lesser of:

                              (1) the difference between (X) the remaining fifty percent (50%) of the net cash proceeds from the issuance of equity following the Amendment and Restatement Closing Date not required to be used to repay the Loans pursuant to Section 4.4(b)(ii) (the "Available Proceeds") and (Y) the amount of such Available Proceeds that have been used to (i) consummate a Permitted Acquisition or
                                        (ii) repay outstanding indebtedness; and

                              (2)       the actual amount of cash and cash
                                        equivalents on the Borrower's balance
                                        sheet at the time of such proposed
                                        acquisition; provided that in no event
                                        shall the amount added pursuant to this
                                        clause (II) exceed $50,000,000 with
                                        respect to any such equity issuance; or

                    (B) if the aggregate total consideration to be paid in connection with such proposed acquisition or series of related acquisitions would exceed the sum of (I) $50,000,000 plus (II) an amount equal to the lesser of:

                              (1) the difference between (X) the remaining fifty percent (50%) of net cash proceeds from the issuance of equity following the Amendment and Restatement Closing Date not required to be used to repay the Loans pursuant to Section 4.4(b)(ii) (the "Available Proceeds") and (Y) the amount of such Available Proceeds that have been used to (i) consummate a Permitted Acquisition or (ii) repay outstanding indebtedness; and

                              (2)       the actual amount of cash and cash
                                        equivalents on the Borrower's balance
                                        sheet at the time of such proposed
                                        acquisition; provided that in no event
                                        shall the amount added pursuant to this
                                        clause (II) exceed $50,000,000 with
                                        respect to any such equity issuance;

          (f)       Hedging Agreements permitted pursuant to Section 11.1;

          (g)       the Signal Acquisition; and

          (h)       the Software Acquisition.


         SECTION 11.4 Limitations on Mergers and Liquidation. Merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:

         (a) any Subsidiary of the Borrower may merge into the Borrower or into any Wholly-Owned Subsidiary (excluding Pacific Sierra and Veritect) of the Borrower; provided that in any merger involving the Borrower, the Borrower shall be the surviving entity;

         (b) any Wholly-Owned Subsidiary of the Borrower may merge with or into another Person in connection with an acquisition permitted by Section 11.3(e); provided that if such Person is the surviving entity of such merger, such Person shall become a Wholly-Owned Subsidiary and the Borrower and such Person comply with Section 9.11; and

         (c) any Subsidiary of the Borrower may wind-up into the Borrower or any Wholly-Owned Subsidiary (excluding Pacific Sierra and Veritect) of the Borrower.

         SECTION 11.5 Limitations on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, the sale of any receivables and leasehold interests and any sale-leaseback or similar transaction), whether now owned or hereafter acquired except:

         (a) the sale of inventory in the ordinary course of business;

         (b) the sale of obsolete assets no longer used or usable in the business of the Borrower or any of its Subsidiaries;

         (c) the transfer of assets to the Borrower or any Subsidiary (excluding Pacific Sierra and Veritect) of the Borrower in the ordinary course of business or pursuant to Section 11.4(c);

         (d) the sale or discount without recourse of Accounts Receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

         (e) the Permitted Veritect Divestiture;

         (f) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the sale of other assets in an aggregate amount not to exceed $5,000,000 in any Fiscal Year; and

         (g) the disposition of any Hedging Agreement.

         SECTION 11.6 Limitations on Dividends and Distributions. Declare or pay any dividends upon any of its capital stock; purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock, or make any distribution of cash, property or assets among the holders of shares of its capital stock, or make any change in its capital structure; provided that:

         (a) the Borrower or any Subsidiary may pay dividends in shares of its own capital stock;

         (b) any Subsidiary may pay cash dividends to the Borrower;

         (c) the Borrower may repurchase or redeem any shares of its capital stock (i) issued pursuant to the Stock Incentive Plan in accordance with the terms thereof as in effect on the Original

Closing Date and (ii) as otherwise may be permitted pursuant to a share repurchase plan duly adopted by the Borrower's board of directors; provided that the aggregate amount of all shares repurchased pursuant to this clause (ii) shall not exceed $2,500,000 in any Fiscal Year and $5,000,000 in the aggregate during the term hereof; and

         (d) the Borrower may prepay in whole or in part, redeem or acquire for value the Subordinated Seller Financing; provided that (i) such prepayment, redemption or acquisition for value is permitted by the applicable subordination terms of the Signal Subordinated Note Agreement and (ii) the Total Leverage Ratio of the Borrower and its Subsidiaries (calculated on a pro forma basis after giving effect to such prepayment, redemption or acquisition for value) as of the date of such repayment, redemption or acquisition for value is equal to or less than the lesser of (X) a Total Leverage Ratio of 3.0 to 1.0 and (Y) the Total Leverage Ratio required to be maintained under Section 10.1 on such date minus 0.25.

         SECTION 11.7 Limitations on Exchange and Issuance of Capital Stock. Issue, sell or otherwise dispose of any class or series of capital stock that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or passage of time would be,
(a) convertible or exchangeable into Debt or (b) required to be redeemed or repurchased, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due.

         SECTION 11.8 Transactions with Affiliates. Except for transactions permitted by Sections 11.3, 11.6 and 11.7, and those transactions existing on the Original Closing Date and identified on Schedule 11.8, directly or indirectly (a) make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, shareholders or other Affiliates, or to or from any member of the immediate family of any of its officers, directors, shareholders or other Affiliates, or subcontract any operations to any of its Affiliates or (b) enter into, or be a party to, any other transaction not described in clause (a) above with any of its Affiliates, except (i) pursuant to the Stock Incentive Plan, (ii) loans and advances permitted under Section 11.3(d), (iii) so long as no Default or Event of Default shall have occurred and be continuing, payment of a management, consulting or other similar fee to any Affiliates of the Borrower in an amount not to exceed $500,000 in any Fiscal Year, and (iv) pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are fully disclosed to the Lenders prior to the consummation thereof and are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not its Affiliate.

         SECTION 11.9 Certain Accounting Changes; Organizational Documents. (a) Change its Fiscal Year end, or make any change in its accounting treatment and reporting practices except as required or permitted by GAAP or (b) amend, modify or change its articles of incorporation (or corporate charter or other similar organizational documents) or amend, modify or change its bylaws (or other similar documents), in each case, in any manner adverse in any respect to the rights or interests of the Lenders.

         SECTION 11.10 Amendments; Payments and Prepayments of Subordinated
Debt.

         (a) Amend or modify (or permit the modification or amendment of) any of the terms or provisions of any documents or agreements evidencing (i) the Signal Subordinated Financing

(including, without limitation, the Signal Subordinated Note Agreement) which such amendment or modification would have the effect of altering or affecting any of the provisions of such documents relating to the interest rate thereunder, timing of interest payments and/or timing of principal payments or
Section 4 of the Signal Subordinated Note Agreement, Section 5 of the Signal Subordinated Note Agreement, Section 6 of the Signal Subordinated Note Agreement or Section 7 of the Signal Subordinated Note Agreement in each case without the prior written consent of the Required Lenders, or (ii) any other Subordinated Debt in any manner which would result in any such terms or provisions being more restrictive to the Borrower or any Subsidiary, as determined by the Administrative Agent in its reasonable judgment; or

         (b) Cancel or forgive, make any required or voluntary or optional payment or prepayment on, or redeem or acquire for value (including without limitation by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due) any Subordinated Debt except to the extent permitted by Section 11.6(d) and the applicable subordination provisions thereof.

         SECTION 11.11     Restrictive Agreements.

         (a) Enter into any Debt which (i) contains any negative pledge on assets, (ii) contains any covenants more restrictive than the provisions of Articles IX, X and XI hereof, or (iii) restricts, limits or otherwise encumbers its ability to incur Liens on or with respect to any of its assets or properties other than, in each case, in respect of the assets or properties securing such Debt.

         (b) Enter into or permit to exist any agreement which impairs or limits the ability of any Subsidiary of the Borrower to pay dividends to the Borrower.

         SECTION 11.12 Nature of Business. Alter in any material respect the character or conduct of the business conducted by the Borrower and its Subsidiaries, taken as a whole, as of the Original Closing Date.

         SECTION 11.13 Impairment of Security Interests. Take or omit to take any action, which might or would have the result of materially impairing the security interests in favor of the Administrative Agent with respect to the Collateral or grant to any Person (other than the Administrative Agent for the benefit of itself and the Lenders pursuant to the Security Documents) any interest whatsoever in the Collateral, except for Liens permitted under Section
11.2 and asset sales permitted under Section 11.5.

                                   ARTICLE XII

                              DEFAULT AND REMEDIES

         SECTION 12.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:



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

         (a) Default in Payment of Principal of Loans and Reimbursement Obligations. The Borrower shall default in any payment of principal of any Loan, Note or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).

         (b) Other Payment Default. The Borrower shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan, Note or Reimbursement Obligation or the payment of any other Obligation and such default shall continue for a period of three (3) Business Days.

         (c) Misrepresentation. Any representation or warranty made or deemed to be made by the Borrower or any of its Subsidiaries under this Agreement, any other Loan Document or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

         (d) Default in Performance of Certain Covenants. The Borrower or any Subsidiary shall default in the performance or observance of (i) any covenant or agreement contained in Section 8.5(e)(i) or Articles X or XI of this Agreement or (ii) any covenant or agreement contained in Sections 8.1 or 8.2 of this Agreement and, in the case of this clause (ii) only, such default shall continue for a period of fifteen (15) days.

         (e) Default in Performance of Other Covenants and Conditions. The Borrower or any Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than those specifically provided for otherwise in this Section 12.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after the earlier to occur of (i) the date on which a Responsible Officer of the Borrower first obtains knowledge of such default or
(ii) the date on which written notice thereof has been given to the Borrower by the Administrative Agent.

         (f) Hedging Agreement. The Borrower shall default in the performance or observance of any terms, covenant, condition or agreement (after giving effect to any applicable grace or cure period) under any Hedging Agreement and such default causes the termination of such Hedging Agreement or permits any counterparty to such Hedging Agreement to terminate any such Hedging Agreement.

         (g) Debt Cross-Default. The Borrower or any of its Subsidiaries shall
(i) default in the payment of any Debt (other than the Notes or any Reimbursement Obligation) the aggregate outstanding amount of which Debt is in excess of $1,000,000 beyond the period of grace, if any, provided in the instrument or agreement under which such Debt was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Debt (other than the Notes or any Reimbursement Obligation) the aggregate outstanding amount of which Debt is in excess of $1,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Debt to become due prior to its stated maturity (any applicable grace period having expired).



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

         (h) Veritect. The aggregate amount of all Veritect Discontinued Operations Charges accrued after the Original Closing Date exceeds $4,000,000.

         (i) Change in Control. Any person or group of persons (within the meaning of Section 13(d) of the Exchange Act, as amended) shall obtain ownership or control in one or more series of transactions of more than thirty percent (30%) of the common stock or thirty percent (30%) of the voting power of the Borrower entitled to vote in the election of members of the board of directors of the Borrower or there shall have occurred under any indenture or other instrument evidencing any Debt in excess of $1,000,000 any "change in control" (as defined in such indenture or other evidence of Debt) obligating the Borrower to repurchase, redeem or repay all or any part of the Debt or capital stock provided for therein (any such event, a "Change in Control").

         (j) Voluntary Bankruptcy Proceeding. The Borrower or any Subsidiary thereof shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or
(vii) take any corporate action for the purpose of authorizing any of the foregoing.

         (k) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrower or any Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for the Borrower or any Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty
(60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

         (l) Failure of Agreements. Any provision of this Agreement or any provision of any other Loan Document shall for any reason cease to be valid and binding on the Borrower or Subsidiary party thereto or any such Person shall so state in writing, or any Loan Document shall for any reason cease to create a valid and perfected first priority Lien on, or security interest in, any of the collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof.

         (m) Termination Event. The occurrence of any of the following events:
(i) the Borrower or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Code, the Borrower or any ERISA Affiliate is required to pay as contributions thereto, (ii) an accumulated funding deficiency in excess of


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


$500,000 occurs or exists, whether or not waived, with respect to any Pension Plan, (iii) a Termination Event or (iv) the Borrower or any ERISA Affiliate as employers under one or more Multiemployer Plans makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $1,000,000.

         (n) Judgment. A judgment or order for the payment of money in an amount of $500,000 for a single occurrence, or $1,000,000 in the aggregate in any Fiscal Year shall be entered against the Borrower or any of its Subsidiaries by any court and such judgment or order shall continue without discharge or stay for a period of thirty (30) days.

         (o) Environmental. Any one or more Environmental Claims shall have been asserted against the Borrower or any of its Subsidiaries; the Borrower and its Subsidiaries would be reasonable likely to incur liability as a result thereof; and such liability would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

         (p) Government Contracts. (i) A notice of debarment, notice of suspension or notice of termination for default shall have been issued under any contract with the U.S. Government which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; (ii) the Borrower or any Subsidiary is barred or suspended from contracting with any part of the U.S. Government; (iii) a U.S. Government investigation shall have been commenced in connection with any contract of the Borrower or of any Subsidiary with the U.S. Government which could reasonably result in criminal or civil liability, suspension, debarment or any other adverse administrative action arising by reason of alleged fraud, willful misconduct, neglect, default or other wrongdoing which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; (iv) the actual termination of any contract with the U.S. Government due to alleged fraud, willful misconduct, neglect, default or any other wrongdoing which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; or (v) a cure notice issued under any contract with the U.S. Government shall remain uncured beyond
(A) the expiration of the time period available to the Borrower or any Subsidiary pursuant to such contract with the U.S. Government and/or such cure notice, to cure the noticed default, or (B) the date on which the other contracting party is entitled to exercise its rights and remedies under the contract with the U.S. Government as a consequence of such default which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

         (q) Permitted Activities of Pacific-Sierra. Pacific-Sierra shall engage in any business or other activity or possess any material assets or liabilities other than such activities engaged in or assets and liabilities possessed on the Original Closing Date and consistent with the prior business practice of Pacific-Sierra as of the Original Closing Date.

         SECTION 12.2 Remedies. Upon the occurrence of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower:

         (a) Acceleration; Termination of Facilities. Declare the principal of and interest on the Loans, the Notes and the Reimbursement Obligations at the time outstanding, and all other amounts



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

owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented or shall be entitled to present the documents required thereunder) and all other Obligations (other than Hedging Obligations), to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the Borrower to request borrowings or Letters of Credit thereunder; provided, that upon the occurrence of an Event of Default specified in Section 12.1(j) or (k), the Credit Facility shall be automatically terminated and all Obligations (other than Hedging Obligations) shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or in any other Loan Document to the contrary notwithstanding.

         (b) Letters of Credit. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations on a pro rata basis. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower.

         (c) Rights of Collection. Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Borrower's Obligations.

         SECTION 12.3 Rights and Remedies Cumulative; Non-Waiver; etc. The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.


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

                                  ARTICLE XIII

                            THE ADMINISTRATIVE AGENT

         SECTION 13.1 Appointment. Each of the Lenders hereby irrevocably designates and appoints Wachovia as Administrative Agent of such Lender under this Agreement and the other Loan Documents for the term hereof and each such Lender irrevocably authorizes Wachovia, as Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Administrative Agent. Any reference to the Administrative Agent in this Article XIII shall be deemed to refer to the Administrative Agent solely in its capacity as Administrative Agent and not in its capacity as a Lender.

         SECTION 13.2 Delegation of Duties. The Administrative Agent may execute any of its respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Administrative Agent with reasonable care.

         SECTION 13.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for actions occasioned solely by its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any of its Subsidiaries or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of the Borrower or any of its Subsidiaries to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

         SECTION 13.4 Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of



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

legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 14.10. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or, when expressly required hereby or by the relevant other Loan Documents, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders (or, when expressly required hereby, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

         SECTION 13.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless it has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, it shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, when expressly required hereby, all the Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders, except to the extent that other provisions of this Agreement expressly require that any such action be taken or not be taken only with the consent and authorization or the request of the Lenders or Required Lenders, as applicable.

         SECTION 13.6 Non-Reliance on the Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans and issue or participate in Letters of Credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to



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


the Lenders by the Administrative Agent hereunder or by the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower or any of its Subsidiaries which may come into the possession of the Administrative Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates.

         SECTION 13.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such and (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to the respective amounts of their Revolving Credit Commitment Percentages or Term Loan Percentages, as applicable, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes or any Reimbursement Obligation) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents, reports or other information provided to the Administrative Agent or any Lender contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's bad faith, gross negligence or willful misconduct. The agreements in this Section 13.7 shall survive the payment of the Notes, any Reimbursement Obligation and all other amounts payable hereunder and the termination of this Agreement.

         SECTION 13.8 The Administrative Agent in Its Individual Capacity. The Administrative Agent and its respective Subsidiaries and Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not the Administrative Agent hereunder. With respect to any Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued by it or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

         SECTION 13.9 Resignation of the Administrative Agent; Successor Administrative Agent. Subject to the appointment and acceptance of a successor as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent with the consent of the Borrower if such successor is not a Lender hereunder (provided that such consent shall not be unreasonably withheld and provided, further, that no such consent shall be required if a Default or Event of Default shall have occurred and be continuing), which successor shall have minimum capital and surplus of at least $500,000,000. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the Administrative Agent's giving of notice of resignation, then the Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least



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


$500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 13.9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.



                                   ARTICLE XIV

                                  MISCELLANEOUS

         SECTION 14.1 Notices.

         (a) Method of Communication. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing (for purposes hereof, the term "writing" shall include information such as electronic mail), or by telephone subsequently confirmed in writing. Any notice shall be effective if: (i) delivered by hand delivery (ii) sent via electronic mail, provided that the party sending such electronic mail does not receive notice that such electronic mail has failed to reach the Person or Persons to whom such notice is to be given, (iii) telecopy, (iv) recognized overnight courier service or (v) certified mail, return receipt requested, and shall be presumed to be received by a party hereto (a) on the date of delivery if delivered by hand, sent by electronic mail as provided in (ii) above or telecopy, (b) on the next Business Day if sent by recognized overnight courier service and (c) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Administrative Agent as understood by the Administrative Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.


         (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

         If to the Borrower:       Veridian Corporation
                                   1200 South Hayes Street
                                   Arlington, Virginia 22202
                                   Attention:  Mr. James P. Allen
                                   Telephone No.:  (703) 575-3141
                                   Telecopy No.:    (703) 575-3200



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

         If to Wachovia as         Wachovia Bank, National Association
          Administrative Agent:    Charlotte Plaza, CP-8
                                   201 South College Street
                                   Charlotte, North Carolina 28288-0680
                                   Attention:  Syndication Agency Services
                                   Telephone No.:  (704) 374-2698
                                   Telecopy No.:  (704) 383-0288

         with a copy to:           Portfolio Management
                                   One Wachovia Center, 5th Floor
                                   301 South College Street
                                   Mail Code NC 0760
                                   Charlotte, North Carolina 28288-0760
                                   Attention:  Mr. Scott Santa Cruz
                                   Telephone No.:  (704) 383-1988
                                   Telecopy No.:  (704) 374-4793

         (c) Administrative Agent's Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Administrative Agent's Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit issued.

         SECTION 14.2 Expenses; Indemnity. The Borrower will (a) pay all out-of-pocket expenses (including, without limitation, all costs of electronic or internet distribution of any information hereunder) of the Administrative Agent in connection with (i) the preparation, execution and delivery of this Agreement and each other Loan Document, whenever the same shall be executed and delivered, including, without limitation, all out-of-pocket syndication and due diligence expenses and reasonable fees and disbursements of counsel for the Administrative Agent and (ii) the preparation, execution and delivery of any waiver, amendment or consent by the Administrative Agent or the Lenders relating to this Agreement or any other Loan Document, including, without limitation, reasonable fees and disbursements of counsel for the Administrative Agent, (b) pay all reasonable out-of-pocket expenses of the Administrative Agent and each Lender actually incurred in connection with the administration and enforcement of any rights and remedies of the Administrative Agent and Lenders under the Credit Facility, including consulting with appraisers, accountants, engineers, attorneys and other Persons concerning the nature, scope or value of any right or remedy of the Administrative Agent or any Lender hereunder or under any other Loan Document or any factual matters in connection therewith, which expenses shall include without limitation the reasonable fees and disbursements of such Persons, and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Person in connection with any claim, investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Agreement, any other Loan Document or the Loans, including, without limitation, reasonable attorney's and consultant's fees, except to the extent that



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


any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

         SECTION 14.3 Set-off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders and any assignee or participant of a Lender in accordance with Section 14.10 are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lenders, or any such assignee or participant to or for the credit or the account of the Borrower against and on account of the Obligations irrespective of whether or not (a) the Lenders shall have made any demand under this Agreement or any of the other Loan Documents or (b) the Administrative Agent shall have declared any or all of the Obligations to be due and payable as permitted by
Section 12.2 and although such Obligations shall be contingent or unmatured. Notwithstanding the preceding sentence, each Lender agrees to notify the Borrower and the Administrative Agent after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application.

         SECTION 14.4 Governing Law. This Agreement, the Notes and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of North Carolina, without reference to the conflicts or choice of law principles thereof.

         SECTION 14.5 Jurisdiction and Venue.

         (a) Jurisdiction. The Borrower hereby irrevocably consents to the non-exclusive personal jurisdiction of the state and federal courts located in Mecklenburg County, North Carolina (and any courts from which an appeal from any of such courts must or may be taken), in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. The Borrower hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Administrative Agent or any Lender in connection with this Agreement, the Notes or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in
Section 14.1. Nothing in this Section 14.5 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against the Borrower or its properties in the courts of any other jurisdictions.

         (b) Venue. The Borrower hereby irrevocably waives any objection it may have now or in the future to the laying of venue in the aforesaid jurisdiction in any action, claim or other proceeding arising out of or in connection with this Agreement, any other Loan Document or the rights and obligations of the parties hereunder or thereunder. The Borrower irrevocably waives, in



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


connection with such action, claim or proceeding, any plea or claim that the action, claim or other proceeding has been brought in an inconvenient forum.

         SECTION 14.6 Binding Arbitration; Waiver of Jury Trial.


         (a) Binding Arbitration. Upon demand of any party, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement or any other Loan Document ("Disputes"), between or among parties hereto and to the other Loan Documents shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, disputes as to whether a matter is subject to arbitration, or claims concerning any aspect of the past, present or future relationships arising out of or connected with the Loan Documents. Arbitration shall be conducted under and governed by the Commercial Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and the Federal Arbitration Act. All arbitration hearings shall be conducted in Charlotte, North Carolina. The expedited procedures set forth in the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitations shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding anything foregoing to the contrary, any arbitration proceeding demanded hereunder shall begin within ninety (90) days after such demand thereof and shall be concluded within one hundred twenty (120) days after such demand. These time limitations may not be extended unless a party hereto shows cause for extension and then such extension shall not exceed a total of sixty (60) days. The panel from which all arbitrators are selected shall be comprised of licensed attorneys selected from the National Panel of Commercial Arbitrators of the AAA. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. The parties hereto do not waive any applicable Federal or state substantive law except as provided herein. Notwithstanding the foregoing, this paragraph shall not apply to any Hedging Agreement.

         (b) Jury Trial. THE ADMINISTRATIVE AGENT, EACH LENDER AND THE BORROWER HEREBY ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

         (c) Preservation of Certain Remedies. Notwithstanding the preceding binding arbitration provisions, the parties hereto and the other Loan Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a Dispute. Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under Applicable Law or by judicial foreclosure and sale, including a proceeding to confirm the sale,
(ii) all rights of self help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

         SECTION 14.7 Reversal of Payments. To the extent the Borrower makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the Collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

         SECTION 14.8 Injunctive Relief; Punitive Damages.

         (a) The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrower agrees that the Lenders, at the Lenders' option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         (b) The Administrative Agent, the Lenders and the Borrower (on behalf of itself and its Restrictive Subsidiaries) hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any Dispute, whether such Dispute is resolved through arbitration or judicially.

         SECTION 14.9 Accounting Matters. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Borrower or any Subsidiary thereof to determine compliance with any covenant contained herein, shall, except as otherwise expressly contemplated hereby or unless there is an express written direction by the Administrative Agent to the contrary agreed to by the Borrower, be performed in accordance with GAAP as in effect on the Original Closing Date. In the event that changes in GAAP shall be mandated or permitted by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, or shall be recommended by the Borrower's certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date the Borrower and the Required Lenders shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement.

         SECTION 14.10 Successors and Assigns; Participations.

         (a) Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and the Lenders, all future holders of the Notes, and their respective successors and assigns, except that the Borrower shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

         (b) Assignment by Lenders. Each Lender may, in the ordinary course of its business and in accordance with Applicable Law, sell or assign to any Lender, any Affiliate of a Lender or in the case of the Term Loans any Approved Fund and with the consent of the Borrower (so long as no Default or Event of Default has occurred and is continuing) and the consent of the Administrative Agent, which consents shall not be unreasonably withheld or delayed, assign to one or more other Eligible Assignees (any of the forgoing assignees or purchasers, a "Purchasing Lender") all or a portion of its interests, rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of the Advances at the time owing to it and the Notes held by it); provided that:

                  (i) each such assignment shall be of a constant, and not a varying, percentage of the Revolving Credit Commitment and/or the Term Loan Commitment, as applicable, of the assigning Lender's rights and obligations under this Agreement;

                  (ii) if less than all of the assigning Lender's Revolving Credit Commitment or Term Loan Commitment, as applicable, is to be assigned, the Commitment so assigned shall not be less than $1,000,000 with respect to the Revolving Credit Facility and $1,000,000 with respect to the Term Loan Facility, unless (i) such sale or assignment is made to an existing Lender, to an Affiliate thereof, or (with respect to any Term Loan) to an Approved Fund, in which case no minimum amount shall apply or (ii) the Administrative Agent consents in writing to a lesser amount;

                  (iii) the Purchasing Lender shall have delivered to the Administrative Agent all United States Internal Revenue Service Forms required pursuant to Section 5.11(e) and all of the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance substantially in the form of Exhibit G attached hereto (or such other form as may be specified by the Administrative Agent from time to time, an "Assignment and Acceptance"), together with (to the extent requested by any Purchasing Lender) any Note or Notes subject to such assignment;

                  (iv) no assignment of a Revolving Credit Commitment, or participation in L/C Obligations or Swingline Loans shall be made without the prior written consent of the Administrative Agent, the Swingline Lender, the Issuing Lender and (so long as no Default or Event of Default has occurred and is continuing) the Borrower (which consents shall not be unreasonably withheld);

                  (v) where consent of the Borrower to an assignment to a Purchasing Lender is required hereunder (including consent to an assignment to an Approved Fund), the

          Borrower shall be deemed to have given its consent five (5) Business Days after the date written notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such fifth (5th) Business Day;

                    (vi) such assignment shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state; and

                    (vii) the assigning Lender shall pay to the Administrative Agent an assignment fee of $3,000 upon the execution by such Lender of the Assignment and Acceptance; provided that no such fee shall be payable upon any assignment by a Lender to an Affiliate thereof; and provided further that, in any case of contemporaneous assignments by a Lender (including a group of affiliated Lenders that are funds managed by the same investment advisor) to a single assignee or more than one fund managed by the same investment advisor (which funds are not then Lenders hereunder), only a single $3,000 fee shall be payable for all such contemporaneous assignments.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof (unless otherwise agreed to by the Administrative Agent), (A) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereby and (B) the Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

         (c) Rights and Duties Upon Assignment. By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Purchasing Lender thereunder confirm to and agree with each other and the other parties hereto as set forth in such Assignment and Acceptance.

         (d) Register. The Administrative Agent shall maintain a copy of each Assignment and Acceptance and each Lender Addition and Acknowledgment delivered to it and a register for the recordation of the names, addresses and Revolving Credit Commitment and/or Term Loan Commitment of the Lenders and the amount of the Advances with respect to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Issuance of New Notes. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and a Purchasing Lender together with any Note or Notes (if applicable) subject to such assignment and (if applicable) the written consent to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit G:

                    (i) accept such Assignment and Acceptance;

                    (ii) record the information contained therein in the Register;

                    (iii) give prompt notice thereof to the Lenders and the Borrower; and

                    (iv) promptly deliver a copy of such Assignment and Acceptance to the Borrower.

Within five (5) Business Days after receipt of notice, the Borrower shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such Purchasing Lender (to the extent requested thereby) in amounts equal to the Revolving Credit Commitment and/or Term Loan Commitment assumed by it pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender (to the extent requested thereby) in an amount equal to the Revolving Credit Commitment and/or Term Loan Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes delivered to the assigning Lender. Each surrendered Note or Notes shall be canceled and returned to the Borrower. Notwithstanding anything in this Agreement to the contrary, any Lender which has not been issued a Note or Notes hereunder may at any time deliver a written request for a Note or Notes to the Administrative Agent and Borrower. Within five (5) Business Days after receipt of notice, the Borrower shall execute and deliver to the Administrative Agent, a Note or Notes (as applicable) to the order of such Lender in amounts equal to the Revolving Credit Commitment and/or Term Loan Commitment of such Lender. Upon receipt thereby, the Administrative Agent shall promptly deliver such Note or Notes to such Lender.

         (f) Participations. Each Lender may, without notice to or the consent of the Borrower or the Administrative Agent, in the ordinary course of its commercial banking business and in accordance with Applicable Law, sell participations to one or more banks or other entities (any such bank or other entity, a "Participant") in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Advances and the Notes held by it); provided that:

                    (i) each such participation shall be in an amount not less than $1,000,000;

                    (ii) such Lender's obligations under this Agreement (including, without limitation, its Revolving Credit Commitment and/or Term Loan Commitment, as applicable) shall remain unchanged;

                    (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

                    (iv) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement;

                    (v) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;

                    (vi) such Lender shall not permit such Participant the right to approve any waivers, amendments or other modifications to this Agreement or any other Loan Document other than waivers, amendments or modifications which would reduce the principal of or the interest rate on any Loan or Reimbursement Obligation, extend the term or increase the amount of the Revolving Credit Commitment and/or Term Loan Commitment of such Lender, reduce the amount of any fees to which such Participant is entitled, extend any scheduled payment date for principal of any Loan or, except as expressly contemplated hereby or thereby, release substantially all of the Collateral; and

                    (vii) any such disposition shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission or apply to qualify the Loans or the Notes under the blue sky law of any state.

          The Borrower agrees that each Participant shall be entitled to the benefits of Section 5.8, Section 5.9, Section 5.10, Section 5.11 and Section
14.3 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 14.10; provided that a Participant shall not be entitled to receive any greater payment under Section 5.8, Section 5.9, Section 5.10, and Section 5.11 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent and such Participant shall have delivered to the Administrative Agent all United States Internal Revenue Service Forms required pursuant to Section 5.11(e).

         (g) Disclosure of Information; Confidentiality. The Administrative Agent and the Lenders shall hold all non-public information with respect to the Borrower obtained pursuant to the Loan Documents (or any Hedging Agreement with a Lender or the Administrative Agent) in accordance with their customary procedures for handling confidential information; provided, that the Administrative Agent may disclose information relating to this Agreement to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications and provided further, that the Administrative Agent or any Lender may disclose any such information to the extent such disclosure is (i) required by law or requested or required pursuant to any legal process, (ii) requested by, or required to be disclosed to, any rating agency, or regulatory or similar authority (including, without limitation, the National Association of Insurance Commissioners) or (iii) used in any suit, action or proceeding for the purpose of defending itself, reducing its liability or protecting any of its claims, rights, remedies or interests under or in connection with the Loan Documents (or any Hedging Agreement with a Lender or the Administrative Agent). Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this Section 14.10, disclose to the Purchasing Lender, proposed Purchasing Lender, Participant, proposed Participant, or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided, that prior to any such disclosure, each such Purchasing Lender, proposed Purchasing Lender, Participant, proposed Participant, contractual counterparty or professional advisor shall agree to be bound by the provisions of this
Section 14.10(g).

         (h) Certain Pledges or Assignments. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement or any other Loan Document to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         SECTION 14.11 Amendments, Waivers and Consents. Except as set forth below or as specifically provided in any Loan Document, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrower; provided, that no amendment, waiver or consent shall (a) increase the Revolving Credit Commitment or Term Loan Commitment of any Lender, (b) reduce the rate of interest or fees payable on any Loan or Reimbursement Obligation, (c) reduce or forgive the principal amount of any Loan or Reimbursement Obligation, (d) extend the originally scheduled time or times of payment of the principal of any Loan or Reimbursement Obligation or the time or times of payment of interest on any Loan or Reimbursement Obligation or any fee or commission with respect thereto or the duration of any Interest Period beyond six (6) months, (e) permit any subordination of the principal or interest on any Loan or Reimbursement Obligation, (f) release the Borrower from the Obligations (other than Hedging Obligations) hereunder, (g) permit any assignment (other than as specifically permitted or contemplated in this Agreement) of any of the Borrower's rights and obligations hereunder, (h) release any material portion of the Collateral or release any Security Document (other than asset sales permitted pursuant to Section 11.5 and as otherwise specifically permitted or contemplated in this Agreement or the applicable Security Document), or (i) amend the provisions of this Section 14.11, Section 4.4(b)(vi) with respect to the order of application of amounts prepaid or the definition of Required Lenders, or (j) extend the time of the obligation of the Lenders holding Revolving Credit Commitments to make or issue or participate in Letters of Credit, in the case of clauses (a)-(i), without the written consent of each Lender and in the case of clause (j) without the written consent of each Lender holding Revolving Credit Loans or a Revolving Credit Commitment.

In addition, no amendment, waiver or consent to the provisions of (a) Article XIII shall be made without the written consent of the Administrative Agent and
(b) Article III without the written consent of the Issuing Lender.

         SECTION 14.12 Performance of Duties. The Borrower's obligations under this Agreement and each of the other Loan Documents shall be performed by the Borrower at its sole cost and expense.

         SECTION 14.13 [Reserved].



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

         SECTION 14.14 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Commitments remain in effect or the Credit Facility has not been terminated.

         SECTION 14.15 Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XIV and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

         SECTION 14.16 Titles and Captions. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

         SECTION 14.17 Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 14.18 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

         SECTION 14.19 Term of Agreement. This Agreement shall remain in effect from the Original Closing Date through and including the date upon which all Obligations arising hereunder or under any other Loan Document shall have been indefeasibly and irrevocably paid and satisfied in full and all Commitments have been terminated. The Administrative Agent is hereby permitted to release all Liens on the Collateral in favor of the Administrative Agent, for the ratable benefit of itself and the Lenders, upon repayment of the outstanding principal of and all accrued interest on the Loans, payment of all outstanding fees and expenses hereunder and the termination of the Lender's Commitments. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

         SECTION 14.20 Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement with its counsel.

         SECTION 14.21 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties


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



hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

         SECTION 14.22 Inconsistencies with Other Documents; Independent Effect of Covenants.


         (a) In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided, that any provision of the Security Documents which imposes additional burdens on the Borrower or its Subsidiaries or further restricts the rights of the Borrower or its Subsidiaries or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

         (b) The Borrower expressly acknowledges and agrees that each covenant contained in Articles IX, X, or XI hereof shall be given independent effect. Accordingly, the Borrower shall not engage in any transaction or other act otherwise permitted under any covenant contained in Articles IX, X, or XI if, before or after giving effect to such transaction or act, the Borrower shall or would be in breach of any other covenant contained in Articles IX, X, or XI.

         SECTION 14.23 Sole Lead Arranger and Book Manager. First Union Securities, Inc. d/b/a Wachovia Securities acted as Sole Lead Arranger and Book Manager with respect to the Credit Facility. Wachovia Securities is the trade name under which Wachovia Corporation conducts its investment banking, capital markets and institutional securities business through First Union Securities, Inc., Member NYSE, NASD, SIPC, and through other bank and non-bank and broker-dealer subsidiaries of Wachovia Corporation.

                           [Signature pages to follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.


[CORPORATE SEAL]        VERIDIAN CORPORATION, as Borrower

                        By: /s/ JAMES P. ALLEN
                            ---------------------------------------------------
                            Name:  JAMES P. ALLEN
                                  ---------------------------------------------
                            Title: SR. VICE PRESIDENT & CHIEF FINANCIAL OFFICER
                                   --------------------------------------------


                           [Signature Pages Continue]

                        WACHOVIA BANK, NATIONAL
                        ASSOCIATION, as Administrative Agent and
                        Lender, on behalf of itself and the other Lenders pursuant to the First Amendment

                        By:   /s/ SCOTT SANTA CRUZ
                            ----------------------------------------------------
                            Name:  Scott Santa Cruz
                                 -----------------------------------------------
                            Title:  Director
                                  ----------------------------------------------